Exhibit 10.19

THE EMPLOYEES’ RETIREMENT PLAN

OF THE SECOND NATIONAL BANK OF WARREN

(Amended and Restated effective as of January 1, 2000)

THE EMPLOYEES’ RETIREMENT PLAN

OF THE SECOND NATIONAL BANK OF WARREN

(Amended and Restated effective as of January 1, 2000)

2.29	“Limitation Year”	8
2.30	“Maternity or Paternity Absence”	8
2.31	“Normal Retirement Date”	8
2.32	“Participant”	8
2.33	“Period of Severance”	8
2.34	“Plan”	9
2.35	“Plan Year”	9
2.36	“Qualified Domestic Relations Order (QDRO)”	9
2.37	“Reemployment Date”	10
2.38	“Restatement Date”	10
2.39	“Retirement Benefit”	10
2.40	“Severance From Service Date”	10
2.41	“Spousal Consent”	10
2.42	“Spouse”	10
2.43	“Statutory Compensation”	10
2.44	“Taxable Year”	11
2.45	“Termination of Employment”	11
2.46	“Trust”	11
2.47	“Trust Fund”	11
2.48	“Trustee”	11
2.49	“Vested Interest”	11
ARTICLE III - ELIGIBILITY FOR BENEFITS AND CONTINUOUS SERVICE		12
3.1	Eligibility to Participate	12
3.2	Cessation of Participation	12
3.3	Transfers of Employment	12
3.4	Types of Service	13
3.5	Employment Beyond Normal Retirement Date	13
3.6	Early Retirement Date	13
3.7	Vested Retirement Benefit	13
3.8	Severance From Service Date	14
3.9	Reemployment of Terminated Employees Not in Pay Status	14
3.10	Suspension of Benefits	15
ARTICLE IV - BENEFITS AND PAYMENT THEREOF		18
4.1	Existing Retirees	18
4.2	Retirement Benefit	18
4.3	Normal Retirement Benefit	18
4.4	Early Retirement Benefit	18
4.5	Vested Retirement Benefit	19
4.6	Death Benefits	19
4.7	Minimum Benefit of Participants with an Accrued Benefit on December 31, 1988	21
4.8	Cashout of Small Retirement Benefits	21

ARTICLE V - BENEFIT LIMITATIONS		23
5.1	Maximum Annual Retirement Benefit	23
5.2	Limitations Pursuant to Code Section 415(e)	25
5.3	Other Provisions Pursuant to Code Section 415	26
5.4	Limitation Concerning Highly Compensated Employees or Highly Compensated Former Employees	27
ARTICLE VI - FORMS OF PAYMENT AND TIME FOR BENEFIT PAYMENTS		29
6.1	Normal Form of Payment	29
6.2	Optional Forms of Payment	30
6.3	Retirement Benefit Commencement Date	31
6.4	Latest Commencement of Payments	31
6.5	Application	32
6.6	Application for Retirement Benefit	32
6.7	Retirement Benefits End	33
ARTICLE VII “TOP HEAVY” PROVISIONS		34
7.1	Determination of Top Heavy Status	34
7.2	Minimum Benefit	37
7.3	Minimum Vesting	38
7.4	Adjustments to Maximum Benefits	38
7.5	Limited Application of this Article	38
ARTICLE VIII - TRUST FUND AND CONTRIBUTIONS		39
8.1	Existing Trust Fund to be Continued	39
8.2	Contributions	39
8.3	Employees’ Interest in Trust Fund	39
8.4	Benefits Payable Only from the Trust Fund	39
8.5	Return of Contributions	39
ARTICLE IX - PLAN ADMINISTRATION		40
9.1	The Committee	40
9.2	Retirement Policy Committee	40
9.3	Actions, Meetings and Minutes	40
9.4	Notices	40
9.5	Duties of the Committee	40
9.6	Payment of Benefits and Distributions	42
9.7	Determinations and Certificates of the Committee	42
9.8	Persons Dealing with the Committee	43
9.9	Claims Procedure	43
9.10	Fiduciaries Identified	44
9.11	Fiduciaries’ Warrants and Reliance	45
9.12	Limitation of Liability	45
9.13	Indemnification	45

ARTICLE X - AMENDMENTS AND PLAN TERMINATION		46
10.1	Amendments, Modifications and Supplements	46
10.2	Termination of the Plan; Suspension Benefit and/or Termination of Contributions; Merger of Bank	46
10.3	Procedure Upon Termination	47
10.4	Disbursements Upon Termination	48
10.5	Restriction on Benefits of Plan Termination	48
ARTICLE XI - MISCELLANEOUS PROVISIONS		49
11.1	Plan Non-Contractual	49
11.2	Non-Alienation	49
11.3	Facility of Payment	50
11.4	Severability	50
11.5	Employer Records	50
11.6	Application of Plan Provisions	50
11.7	Missing Participants	50
11.8	IRC 414(u) Compliance Provision	51
11.9	Provision for Community Renewal Tax Relief Act of 2000	51
11.10	Economic Growth and Tax Relief Reconciliation Act of 2001	51
11.11	Laws Applicable	51
11.12	Code Section 401(a)(17) Limitations	51
APPENDIX A - Special Provisions Affecting Transferred Trumball Employees		57
APPENDIX B - Special Provisions Affecting Transferred Enterprise Employees		58
APPENDIX C - Special Provisions Affecting Transferred Ameritrust Employees		59
APPENDIX D - Special Provisions Affecting Transferred Transohio Employees		60

THE EMPLOYEES’ RETIREMENT PLAN

OF THE SECOND NATIONAL BANK OF WARREN

(Amended and Restated effective as of January 1, 2000)

WHEREAS, on the 28th day of December, 1949, The Second National Bank of Warren, Warren, Ohio, created and adopted “The Employees’ Retirement Plan of The Second National Bank of Warren, Warren, Ohio” and declared and established a Trust in possession of The Second National Bank of Warren, Warren, Ohio, as Trustee, known as The Retirement Trust of the Employees of The Second National Bank of Warren, Warren, Ohio; and

WHEREAS, in Article XII, Section 12._, of the immediately preceding amendment and restatement of the Plan (dated January 1,1995), the Bank reserves the right to amend the Plan and Trust at any time and for any lawful purpose; and

WHEREAS, amendments were adopted on March 13, 1950, on December 27, 1954 (but effective as of October 1, 1954), March 12, 1966, December 7, 1959, and amended and restated on November 29, 1966 (but effective as of January 1, 1966), and thereafter amended on February 21, 1967, July 29, 1971 ( but effective as of May 1, 1971), November 13, 1973 (but effective as of January 1, 1973), and September 18, 1975 (but effective January 1, 1976), and further amended and restated effective January 1, 1976, which amendment and restatement was amended on July 23, 1978 (but effective January 1, 1976), December 18, 1979 (but effective January 1, 1976), and December 27, 1984 (but effective January 1, 1984 (in part) and August 23, 1984 (in part)), restatement adopted effective January 1, 1985, further amended March 15, 1986 (but effective April 1, 1986), May 17, 1988 (but effective August 1, 1987), August 15, 1988 (but effective January 1, 1988), and March 22, 1989 (but effective January 1, 1989), February 15, 1996 (but effective January 1, 1989), December 1998, and December 14, 1999.

WHEREAS, such Plan and Trust and amendments thereto were approved by letters of the Commissioner of Internal Revenue dated April 4, 1950, April 10, 1950, April 30, 1956, April 29, 1960, February 28, 1967, October 21, 1971, December 21, 1973, July 18, 1978, August 19, 1985, March 15, 1986 and March 1, 1996.

WHEREAS, it is the desire of The Second National Bank of Warren to further amend the Plan and the Trust to comply with recently enacted legislation;

NOW, THEREFORE, The Employees’ Retirement Plan and Declaration of Trust by the Second National Bank of Warren, Warren, Ohio, are hereby amended and restated as of January 1, 2000, as follows:

5

ARTICLE I

AMENDMENT TO AND RESTATEMENT OF PLAN AND TRUST

1.1	Name of Plan and Trust.

The Plan and Trust as hereby amended and restated and shall be collectively known as “The Employees’ Retirement Plan of the Second National Bank of Warren, as amended and restated effective January 1, 2000” and shall be herein collectively referred to as the “Plan”.

1.2	For Exclusive Benefit of Employees.

The Bank shall not be entitled to any part of the corpus or income of the Trust fund and no part thereof shall be used for or diverted to purposes other than for the exclusive benefit of participants, spouses, and beneficiaries hereunder except as provided in Sections 8.5 and 10.3.

1.3	Effective Date.

This amendment and restatement of the Plan shall constitute an amendment, restatement and continuation of the Plan. Although this amendment and restatement is generally effective January 1, 2000, certain provisions of this plan document are effective as of some other date. The provisions of this amendment and restatement with stated effective dates prior to January 1, 2000 shall be deemed to amend the corresponding provisions, if any, of the Plan as in effect before this amendment and restatement and all amendments thereto as of such dates. Events occurring before the applicable effective date of any provision of this amendment and restatement shall be governed by the applicable provision of the Plan in effect on the date of the event.

The rights of any person who terminated employment or who retired on or before the effective date of any particular provision of the Plan, including his eligibility for benefits, shall be determined solely under the terms of the Plan as in effect on the date of his termination of employment or retirement, unless such person is thereafter reemployed and again becomes a Participant; provided, however, that the time and form in which benefits, if any, will be paid, shall be determined under the terms of the Plan when his benefits commence.

The Plan is intended to comply with the provisions of the Employee Retirement Income Security Act of 1974, and to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended and under any rulings or regulations adopted by the Department of Labor and /or Department of the Treasury.

ARTICLE II

DEFINITIONS

Definitions.

As used in this instrument, the following terms, when used herein with initial capital letters shall have the following meanings unless a different meaning is clearly required by the context;

2.1	“Accrued Benefit” means the Retirement Benefit, calculate at any time, a Participant would receive at his Normal Retirement Date as provided in Section 4.3.

2.2	“Actuarial Equivalent” means:

(a)	A benefit of equivalent value when computed using the mortality rates shown in the basic Unisex Retirement Benefit 1984 Mortality Table with a four year set back in age. Ages shall be determined in full years and completed months. Whenever a benefit is to be paid in the form of an annuity, the interest rate to be used shall be an effective rate of seven percent (7%).

(b)	In the event a benefit is to be paid in a single lump sum, the interest rates and mortality tables to be used to compute the lump sum amount of benefit shall be as specified in Section 4.8 of this Plan.

Benefits which cannot commence in the form of an immediate annuity shall be assumed to be payable only at Normal Retirement Date.

2.3	“Actuary” means an independent, qualified actuary who is an enrolled actuary pursuant to the provisions of ERISA, or a firm of independent actuaries, at least one of whose members meets the preceding requirements.

2.4	“Adjustment Factor” means the cost of living adjustment factor prescribed by the Secretary under Code Section 415(d) for years beginning after December 31, 1987, applied to such items and in such manner as the Secretary shall prescribe.

2.5	“Affiliated Company” means with respect to the Employer:

(a)	Any other corporation which is included within a controlled group of corporations as determined under Code Section 1563 without regard to Subsections (a)(4) and (e)(3)(C) of said Section 1563, except that such determination under Section 1563 will be made assuming the phrase “at least fifty percent (50%)” is substituted for the phrase at “least eighty percent (80%)” each place it appears in Section 1563(a)(1) for all purposes of the Plan other than Section 5.1 (Maximum Retirement Benefit); and with respect to the limitations set forth in Section 5.1, such determination under Section 1563 will be made assuming the phrase “more than fifty percent (50%)” is substituted for the phrase “at least eighty percent (80%)” each place it appears in Section 1563(a)(1), and

(b)	Any other trade or business (whether or not incorporated) which, based on principles similar to those defining a ‘controlled group of corporations’ for purposes of (a) above, is under common control.

2.6	“Approved Leave” means a leave of absence for any purpose granted in writing by the Bank pursuant to its personnel policy as amended from time to time.

2.7	“Average Annual Earnings” means the average of the Employee’s Earnings during the highest five consecutive calendar years preceding his Normal Retirement Date, Early Retirement Date, or Termination of Employment, as the case may be. For a Participant whose service is less than 10 years, Final Average Earnings will be the highest 5 full calendar years from the total worked. For a Participant whose service is less than 5 years, Final Average Earnings will be computed based upon his average Earnings during his entire Continuous Service.

2.8	“Bank” means The Second National Bank of Warren, Warren, Ohio, a national banking association possessing Trust powers, its successors, assigns, affiliates and subsidiaries, with its primary office presently located at 108 Main Avenue, S.W., Warren, Ohio.

2.9	“Beneficiary” means any person designated by a Participant or otherwise entitled to receive such benefits as may become payable under the provisions of the Plan after the death of such Participant.

2.10	“Board” means the Board of Directors of the Bank, its successors and assigns, at the time under consideration.

2.11	“Code or IRC” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall be deemed to include any applicable regulations and rulings pertaining to such section and shall also be deemed a reference to comparable provisions of future laws.

2.12	“Committee” means the Retirement Policy Committee appointed by the Bank to administer and supervise the Plan as provided in Article IX.

2.13	“Continuous Service” means the period of time measured from the Employee’s employment commencement date or Re-employment Date and ending on the next following Severance from Service Date; provided, however,

(a)	Aggregation. Unless some of all of an Employee’s service may be disregarded pursuant to other rules of this Plan, all discontinuous Continuous Service periods shall be aggregated in determining the total of an Employee’s Continuous Service. Continuous Service shall be stated in years and parts thereof, calculated to the next highest one-twelfth (1/12th) year.

(b)	Service Spanning No. 1. If an Employee quits, is discharged or retires from service with the Employer and Affiliated Company and is reemployed within the twelve (12) months following the Severance From Service Date, that Period of Severance shall be deemed to be Continuous Service.

(c)	Service Spanning No. 2. If an Employee severs from service by reason of a quit, a discharge or a retirement during the first twelve (12) months of an absence from service for any reason other than a quit, a discharge, retirement or death, and then is reemployed within the twelve (12) months following the date on which the Employee was first absent from service, the Period of Severance shall be deemed Continuous Service.

(d)	Special Rules.

(i)	An Employee who is absent from the service of an Employer or Affiliated Company because of service in the Armed Forces of the United States shall have such period of absence recognized as Continuous Service provided such Employee returns to the service of the Employer or Affiliated Company, having applied to return during the period in which his reemployment rights were protected by law.

(ii)	The period between the first and second anniversary of a Maternity or Paternity absence shall not be credited as Continuous Service.

2.14	“Defined Benefit Limitation” means the limitation set forth in Code Section 415(b).

2.15	“Defined Contribution Dollar Limitation” means $30,000 or, if greater, one-fourth of the Defined Benefit Limitation in effect for the Limitation Year, or such other amount as defined in Code Section 415(c).

2.16	“Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

2.17	“Distributee” means an Employee or former Employee. In addition the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

2.18	“Earnings” shall be the total amount paid to an Employee by the Bank for services rendered as an Employee as reflected on his/her IRS Form W-2 for each calendar year plus all amounts subtracted from his/her earnings pursuant to a salary reduction agreement made under the Bank’s Employee Savings Plan and any agreements under Code Section 401(k) or Section 125 or amounts not includable in gross income of the Employee by reason of Section 132(f) of the Code. This is intended to comply with a safe-harbor definition of compensation under Code Section 414(s).

Effective for Plan Years beginning on and after January 1, 1989, the maximum annual amount that will be recognized as Earnings for this Plan is $200,000, or as indexed by the Secretary of the Treasury. Effective January 1, 1994, the maximum annual amount to be recognized as Earnings will be governed by Section 13.5 of the Plan, Code Section 401(a)(17) Limitations.

2.19	“Eligible Employee” means any salaried Employee of an Employer, but specifically excluding the following:

(a)	PRN employees;

(b)	any individual who is performing services as part of an internship program; or

(c)	any individual classified by the Employer as an independent contractor, leased employee or Leased Employee, any individual who performs services for the Employer whose remuneration for services is not initially reported by the Employer on IRS Form W-2 and any temporary individual whose services are contracted from or through an entity which is not an Affiliate, regardless of any later classification or reclassification of any such individual as a common-law employee of the Employer.

2.20	“Eligible Retirement Plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401 (a), that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

2.21	“Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include; any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designed beneficiary, or for a specified period of time of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9), that portion of a hardship withdrawal which is attributable to the elective contributions within the meaning of Section 1.401(k) of the Income Tax Regulations, and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

2.22	“Employee” means any common law employee of the Bank or an Affiliated Company.

2.23	“Employer” means, collectively or individually as the context may indicate, the Bank with respect to its Eligible Employees and any other corporation:

(a)	which is a member of the same controlled group of corporations as the Bank as determined pursuant to Code Sections 414(b), (c) and (m).

(b)	whose Board shall have authorized adoption of the Plan, and

(c)	which by action of its own Board shall have adopted the Plan and become signatory of the Trust Agreement; or any successors to one or more of such entities; with respect to its Eligible Employees.

2.24	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any applicable regulations and rulings pertaining to particular sections and comparable provisions of future laws.

2.25	“Fiduciary” means the Bank (in any Plan capacity including Employer, Trustee and Administrator), and/or any individual, corporation, firm or other entity which assumes responsibilities of the Bank in any Plan capacity respecting management of the Plan or the disposition of its assets.

2.26	“Highly Compensated Employee” means for a given Plan Year beginning on and after January 1, 1997, any Employee who is a more than five percent (5%) owner of the Employer at any time during the Plan Year or the preceding Plan Year or who both received Statutory Compensation during the preceding Plan Year in excess of $80,000 multiplied by the Adjustment Factor and was a member of the Top Paid Group during such Plan Year.

(a)	Top Paid Group means all active Employees of the Employer or an Affiliated Company who, as of a given year, are in the top twenty percent (20%) of the work force of the Employer and all Affiliated Companies on the basis of Statutory Compensation for such year, excluding the following:

(i)	Employees who have not completed six (6) months of service by the end of such year;

(ii)	Employees who work less than seventeen and one-half (17-1/2) hours per week for such year,

(iii)	Employees who normally do not work more than six (6) months in a year;

(iv)	Employees under age twenty-one (21) at the end of such year;

(v)	Non-resident aliens; and

(vi)	Except as provided in regulations, Employees who are included in a unit of Employees covered by a collective bargaining agreement.

(b)	To the extent permitted under regulations or other guidance issued by the Internal Revenue Service, the Retirement Plan Committee may elect to determine the status Highly Compensated Employees on a basis other than that provided above.

(c)	The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

2.27	“Hour of Service” means, with respect to any applicable computation period,

(a)	Each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer or Affiliated Company.

(b)	Each hour for which an Employee is paid or entitled to payment by the Employer or Affiliated Company on account of a period during which no duties are performed, whether or not the employment relationship has terminated due to vacation, holiday, severance, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period (whether or not such period occurs in a single computation period); provided, however, Hours of Service shall include those hours in excess of 501 which the Employee would have completed during a period of service with the Armed Forces of the United states provided such Employee returns to service with the Employer or an Affiliated Company, having applied to return during the period in which his reemployment rights were protected by law.

(c)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or Affiliated Company, excluding any hour credited under (a) or (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made;

(d)	Each hour for which service is required under The Family and Medical Leave Act of 1993 with respect to an Employee who is on leave as provided by said Act;

(e)	Hours of Service credited hereunder shall be determined as required by Title 29 of the Code of Federal Regulations, Section 2530.200b-2(b) and (c).

2.28	“Leased Employee” means any person (other than an Employee of the Employer) who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, which services for periods on and after January 1, 1997, are performed under the primary direction and control by the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

A Leased Employee shall not be considered an Employee of the Employer if:

(a)	Such individual is covered by a money purchase plan providing;

(i)	A nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable for the leased employee’s gross income under Code Section 125, 402(a)(8), 402(h) or 403(b).

(ii)	Immediate participation, and

(iii)	Full and immediate vesting; and

(b)	Leased employees do not constitute more than 20 percent of the Employer’s nonhighly compensated workforce.

2.29	“Limitation Year” means the 12-month period commencing on January 1 and ending December 31.

2.30	“Maternity or Paternity Absence” means an absence;

(a)	By reason of pregnancy of the Employee

(b)	By reason of the birth of a child of the Employee

(c)	By reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

(d)	For purposes of caring for such child for a period beginning immediately following such birth or placement.

An absence will not be considered a “A Maternity or Paternity Absence” unless the Employee provides the Employer with information demonstrating that the absence is for one of the four permitted reasons outlined above. At the end of such absence, the Employee must provide the Employer with a record of the number of days of such absence. Nothing in this Plan shall require an Employer to grant a paid leave of absence to any Employee.

2.31	“Normal Retirement Date” shall mean the later of the Participant’s 65th birthday or his fifth anniversary of participation in the Plan.

2.32	“Participant” means any Eligible Employee who is eligible to participate under the provisions of this Plan and who becomes a Participant in accordance with the provisions of Article III hereof. An Eligible Employee who has become a Participant shall be considered to continue as a Participant until the date of his death, or, if earlier, the date on which he is no longer employed as an Eligible Employee and on which he no longer has a Vested Interest in his Accrued Benefit under the Plan.

2.33	“Period of Severance” means the period of time commencing on an Employee’s Severance From Service Date and ending on the date on which that Employee is reemployed by an Employer or Affiliated Company. A period of Severance shall be stated in years and parts thereof, calculated to the next highest one-twelfth (1/12th ) year. Notwithstanding the foregoing, for the limited purpose of determining the length of a Period of Severance, the Severance From Service Date for an individual who remains an Employee shall be advanced during any period of an absence from work due to either of the following conditions:

(a)	The pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for the purpose of caring for such child for a period beginning immediately following such birth or placement. In no event, however, shall the Severance From Service Date be advanced to a date that is later than the last day of the calendar month which is two (2) years after the first day of such absence; or

(b)	A leave of absence of an Employee which is approved by the Employer, in which case the Severance From Service Date shall be advanced to the last day of the period for which such absence was approved provided the Employee returns to service with the Employer by the end of the period for which such absence was approved.

Any such adjustment to the Severance From Service Date shall not be made until the Employee timely furnishes information which may be reasonably required by the Retirement Plan Committee to establish that the absence from work is for a reason for which this adjustment will be made.

2.34	“Plan” means “The Employees’ Retirement Plan of the Second National Bank of Warren” as hereby amended, restated and adopted.

2.35	“Plan Year” means the 12-month period beginning on January 1 and ending December 31.

2.36	“Qualified Domestic Relations Order (QDRO)” means any judgment, decree or order (including approval of a property settlement agreement) which is made pursuant to a State Domestic Relations Law (including a community property law) and which complies with Code Section 414(p) which:

(a)	related to provision of child support, alimony payments, or marital property rights of a Spouse, former spouse, child or other dependent of a Participant, and

(b)	recognizes or creates an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under this Plan, and which

(c)	clearly specifies

(i)	name and last known address of the Participant and of each alternate payee,

(ii)	the amount and percentage, or manner in which such could be determined, of the Participant’s benefits to be paid to such alternate payee by the Plan,

(iii)	the number of payments or time period the QDRO covers, and

(iv)	each plan to which the QDRO applies.

A QDRO cannot require any plan to provide a type or form of benefit, or any option no otherwise provided by the Plan, nor can it require the Plan to provide increased benefits or benefits at a time earlier than permitted under the Plan. A QDRO cannot require a payment to an alternate payee of benefits required to be paid to another alternate payee by virtue of a previous QDRO.

2.37	“Reemployment Date” means the date following a one year Period of Severance on which an Employee again performs an Hour of Service.

2.38	“Restatement Date” means January 1, 2000.

2.39	“Retirement Benefit” (sometimes referred to as “benefit”) means a monthly amount paid to a Participant, a Spouse or Beneficiary calculated under Article IV and other appropriate Plan provisions.

2.40	“Severance From Service Date” means, except to the extent otherwise set forth in Section 3.8, the earliest of:

(a)	the date of an Employee’s retirement Terminator of Employment or death,

(b)	the second anniversary of the date on which the Employee starts a Maternity or Paternity Absence, if such Employee has not returned to work with the Employer, or

(c)	the date which is the first anniversary of the first day of a period in which an Employee remains continuously absent from service (with or without pay) with an Employer and Affiliated Company for any reason other than a quit, a discharge, retirement or death, such as vacation, holiday, sickness, disability, leave of absence or layoff.

2.41	“Spousal Consent” means an irrevocable written consent given by a Participant’s Spouse to an election made by the Participant to a specified form of Retirement Benefit, or a specified time of commencement of a Retirement Benefit, or a designation of a specified Beneficiary. Any Spousal Consent shall be effective only with respect to such Spouse. Such consent shall be duly witnessed by a notary public and shall acknowledge the effect on the Spouse of the Participant’s election. The Participant may revoke an election any number of times without Spousal Consent at any time before commencement of a Retirement Benefit. Any new election will require a new Spousal Consent. The requirement for Spousal Consent may be waived by the Committee if it is established to the satisfaction of the Committee that there is no Spouse, that the Spouse cannot be located, or because of such other circumstances as may be established by applicable law.

2.42	“Spouse” means, as of any date, the person, if any, to whom the Participant has been legally married throughout the one year period immediately preceding such date.

2.43

“Statutory Compensation” means the wages, salaries, and other amounts paid by an Employer or Affiliated Company in respect of an Employee for services actually rendered to an Employer or an Affiliated Company for which the Employer or Affiliated

Company is required to furnish a written statement under Sections 6041(d) and 6051(a)(3) of the code. Statutory Compensation shall include contributions pursuant to salary reduction agreements to plans described in Section 125, 132(f) (effective January 1,2001), 402(a)(8), 402(b)(1)(B) and 403(b) of the Code. Notwithstanding any provision of the Plan to the contrary, effective for each Plan Year beginning on and after January 1,1989, in no event shall the amount of Statutory Compensation taken into account under the Plan exceed the adjusted annual limitation permitted under Section 401(a)(17) of the Code for such Plan Year. Such adjusted annual limitation shall be, for each Plan Year beginning on and after January 1, 1989 and prior to January 1, 1994, $200,000 as adjusted for such year in the same manner as under Section 415(d) of the Code, and for each Plan Year beginning on and after January 1, 1994, $150,000 as adjusted for such year as provided under Section 401(a)(17)(B) of the Code.

2.44	“Taxable Year” means the fiscal period adopted from time to time by the Bank for Federal Income Tax purposes. (The present fiscal year of the Bank for Federal Income Tax purposes begins January 1st and ends the succeeding December 31st and coincides with the Plan Year and the Limitation Year.)

2.45	“Termination of Employment” means a Participation’s termination of employment with the Employer, whether voluntary or involuntary, for any reason, including but not limited to resignation or discharge, and other than for Maternity or Paternity Absence, transfer to another Affiliated Company, retirement or death.

2.46	“Trust” means “The Retirement Trust of the Employees of the Second National Bank of Warren, Warren, Ohio”, declared and established and continued in effect as set forth in Article VIII hereof.

2.47	“Trust Fund” means the contributions of the Bank set aside from time to time in the Trust, together with the investments and reinvestments and appreciation thereof, the rents, issues and profits therefrom and accretions thereto, minus expense paid or incurred and the losses an depreciation suffered, if any.

2.48	“Trustee” means the Bank in the exercise of its Trust powers.

2.49	“Vested Interest” means the nonforfeitable portion of a Participant’s Retirement Benefit as determined hereunder and under Section 3.7. A Participant who retires or dies after completing five or more years of Vesting Service shall be 100% vested in his Accrued Benefit.

ARTICLE III

ELIGIBILTY FOR BENEFITS AND CONTINUOUS SERVICE

3.1	Eligibility to Participate.

Each Eligible Employee who was a Participant immediately prior to January 1, 2000, shall continue participation as of January 1, 2000, provided he or she satisfies the terms of Section 2.32 as of the Restatement Date. Each other Eligible Employee shall become a Participant on the January 1 or July 1 following his first year of Continuous Service, provided he or she satisfies the terms of Section 2.32 as of the entry date. If the Employee is not an Eligible Employee on the date the Employee otherwise would have become covered under the Plan, such Employee shall automatically become covered under the Plan upon his return to employment as an Eligible Employee. A rehired Employee’s eligibility to participate shall be determined under the provisions of Sections 3.9 and 3.10.

3.2	Cessation of Participation.

A Participant’s participation in the Plan shall end on the date the individual no longer satisfies the definition set forth in Section 2.32 hereof. If a Participant does not have a Vested Interest in his Accrued Benefit (that is, the Participant’s vested Accrued Benefit is zero), the Participant shall be deemed to have received a distribution of his entire vested Accrued Benefit upon termination of employment with his Employer and all Affiliated Companies. Upon such deemed distribution, the Participant shall forfeit his Vesting Service and Benefit Service and shall no longer be considered a Participant, subject, however, to reinstatement upon reemployment as provided in Section 3.9.

3.3	Transfers of Employment.

(a)	Transfers from Service as an Eligible Employee to Noncovered Employment. In the event an Eligible Employee is transferred on or after the Restatement Date from employment as an Eligible Employee to employment with an Employer which is not covered under the Plan or to employment with an Affiliated Company, the accrual of Benefit Service shall cease under the Plan and the Employee’s employment with the Employer or Affiliated Company following the date of transfer shall be recognized for purposes of determining the Employee’s Vesting Service. The Plan benefit payable as a result of the Employee’s later retirement or termination of employment with the Employer or Affiliated Company shall be determined on the basis of his Benefit Service as of his date of transfer from employment as an Eligible Employee and the Participant’s Final Average Earnings at his date of termination of employment with the Employer or Affiliated Company.

(b)

Transfer from Noncovered Employment to Service as an Eligible Employee. In the event an Employee is transferred from employment with an Employer that is not covered under the Plan or from employment with an Affiliated Company to employment as a Eligible Employee, all periods of employment shall be recognized for purposes of determining Vesting Service hereunder; provided however that only periods of employment as an Eligible Employee shall be recognized for purposes of determining Benefit Service.

(c)	Notwithstanding the provisions of paragraphs (a) and (b) above, the Committee, in any given case, may provide that in connection with a transfer of employment, a transfer of assets and liabilities with respect to the benefit accrued by the transferring Employee shall occur in lieu of the treatment otherwise provided in said paragraphs.

3.4	Types of Service.

(a)	“Vesting Service” is used to determine a Participant’s eligibility for a Retirement Benefit and to calculate the amount of a Participant’s Retirement Benefit. A Participant’s will be credited with Vesting Service equal to his Continuous Service.

(b)	“Benefit Service” is used to determine the amount of a Participant’s Retirement Benefit. A Participant will be credited with Benefit Service equal to his Continuous Service.

3.5	Employment Beyond Normal Retirement Date.

A Participant may continue in the employ of the Bank after reaching his Normal Retirement Date. In the event a Participant after attaining his Normal Retirement Date continues in employment for at least 80 hours a month, payment of the Retirement Benefit to which the Participant would be entitled shall be suspended in accordance with Section 3.10 of the Plan until the Participant’s termination of employment date at which time the Retirement Benefit described in Article IV shall be paid. Any benefit accrual earned by a Participant for any given Plan Year ending on or after the date on which the Participant attains his Normal Retirement Date shall be reduced (but not below zero) by the amount of any actuarial adjustment which may be required in connection with a delay in payment or the suspension of benefits otherwise payable after the Participant attains his Normal Retirement Date.

3.6	Early Retirement Date.

A Participant with ten years or more of Vesting Service who has attained age 55, may elect to retire and shall be eligible for an Early Retirement Benefit as described in Section 4.4.

3.7	Vested Retirement Benefit.

A Participant who terminates employment for a reason other than retirement or death, who at the time of termination has completed five or more years of Vesting Service, shall be entitled to receive a vested Retirement Benefit as described in Section 4.5.

3.8	Severance From Service Date

A Severance From Service Date shall not be deemed to have occurred where an Employee is or has been absent from his employment either with or without pay:

(a)	Due to illness or accident resulting in payment under the Bank’s short-term or long-term disability program, provided the temporarily disabled Employee reports for employment promptly upon termination of disability;

(b)	Due to an Approved Leave, provided the Employee resumes his employment promptly on termination of such leave. The decision of the Bank on all questions of leaves of absence shall be final and conclusive;

(c)	Due to a temporary lay-off, not exceeding six months, resulting from a reduction in the workforce, provided the Employee so temporarily laid-off reports for employment within fifteen days after a request by the Bank to return has been mailed to the Employee, addressed to him at his address as the same appears on the Bank’s records;

(d)	Service in the Armed Forces of the United States including the Merchant Marine to the extent he retains re-employment rights with the Bank by law;

(e)	Should an Employee fail to report for employment within the time specified in subparagraphs (a), (b) and (c) above, the date of Termination of Employment shall be deemed to be the day on which such Employee first became temporarily disabled, or began his leave of absence or lay-off, as the case may be. Should an Employee fail to report for employment within the time specified in subparagraph (d) above or should he take employment elsewhere following military service before resuming employment with the Bank, the date of Termination of Employment shall be deemed to be the day he ceased work. Should the Bank fail to recall an Employee who is on temporary lay-off, the date of Termination of Employment shall be deemed to have occurred as of the date such Employee was temporarily laid off.

3.9	Reemployment of Terminated Employees Not in Pay Status

The following provisions shall apply with respect to the reemployment of terminated Employees other than the reemployment of Participants who are in pay status at reemployment.

(a)

Reemployment Prior to One-Year Period of Severance. Subject to Section 3.9(c), an Employee who terminates employment and is subsequently reemployed by an Employer or Affiliated Company prior to the date he would have incurred a Period of Severance of one year shall be deemed not to have terminated employment hereunder and shall retain the Vesting Service and Benefit Service that had accrued on his behalf as of such prior termination of employment (or, in the case of a Participant described in the last sentence of Section 3.2, shall have such forfeited Vesting Service and Benefit Service reinstated upon reemployment).

(b)	Reemployment After One-Year Period of Severance or. An Employee who terminates employment and incurs a Period of Severance which equals or exceeds one year in length and is rehired as an Eligible Employee may have his Vesting Service that had accrued prior to the Period of Severance reinstated on his behalf. Except in cases in which such an Employee is also described in Section 3.9(c), the Benefit Service accrued by the Employee prior to his Period of Severance shall also be reinstated. The Employee shall be deemed to have become automatically covered under the Plan as of his Re-employment Date. Notwithstanding the foregoing provisions of this Section 3.9, if an Employee does not have a Vested Interest in his Accrued Benefit as of his Severance from Service Date and his Period of Severance equals or exceeds the greater of five years of service before such Period of Severance, the Employee’s Vesting Service and Benefit Service that had accrued prior to the Period of Severance shall be disregarded. Any Vesting Service and/or Benefit Service disregarded by prior application of this provision shall not thereafter be taken into account.

(c)	In the event an Employee described in this Section 3.9 was a Participant prior to his termination of employment and was paid a lump sum distribution under Section 4.8 in connection with such termination of employment and such payment was made no later than the last day of the second Plan Year following the Plan Year of termination, the Benefit Service recognized in the determination of the Accrued Benefit underlying such lump sum distribution shall be ignored for purposes of determining and subsequent Plan benefit payable to or on behalf of the Participant.

3.10	Suspension of Benefits

(a)	Reemployment Before Normal Retirement Date. If a Participant who is receiving a Retirement Benefit from the Plan is reemployed (as defined in Section 3.10(c)) as an Eligible Employee by an Employer before the Participant’s Normal Retirement Date, payment of such Retirement Benefit shall be suspended during the period of reemployment. At the Participant’s subsequent Severance From Service Date, the Participant shall be entitled to a Retirement Benefit based on the benefit formula then in effect and his Benefit Service earned during the periods before and after the Participant’s reemployment, reduced by the Actuarial Equivalent value of the Retirement Benefit paid to the Participant; provided, however that such Retirement Benefit shall not be less than the amount of the Retirement Benefit payable as of the Participant’s prior retirement or termination, modified to reflect any option in effect upon his later retirement.

(b)

Reemployment After Normal Retirement Date. If a Participant who is receiving a Retirement Benefit from the Plan is reemployed (as defined in Section 3.10(c)) as an Eligible Employee by an Employer after the Participant’s Normal Retirement Date but before the date as of which benefits must commence in accordance with

Section 6.4, payment of such Retirement Benefit shall be suspended and, except as provided in the following sentence, permanently withheld (beginning with the first day of the month following the month of reemployment) during the period of reemployment. During such period of suspension, the Retirement Benefit shall be adjusted on an Actuarial Equivalent value basis for each month ending after the Participant’s return to employment in which either (i) the Participant did not satisfy the service requirement set forth in Section 3.10(c) and notified the Retirement Plan Committee of such fact (providing adequate documentation therefore) or (ii) the procedural requirements of Section 3.10(d) have not been satisfied with respect to the Participant; provided, however that any benefit accrual earned by the Participant after such reemployment shall be reduced (but not below zero) by the amount of any such adjustment. Payment of the Participant’s Retirement Benefit may again commence as of the first day of the calendar month following the Participant’s subsequent Severance From Service Date. The commencement of such benefit shall be in accordance with the provisions of Article VI. Such Retirement Benefit shall be based on the benefit formula then in effect and the Participant’s Benefit Service earned during the periods before and after the Participant’s reemployment, reduced by the Actuarial Equivalent value of the Retirement Benefit paid to the Participant prior to his Normal Retirement Date; provided, however, that such Retirement Benefit shall not be less than the amount of the Retirement Benefit payable as of the Participant’s prior retirement or termination, modified to reflect any option in effect upon his later retirement.

(c)	Reemployment Defined. For the purposes of this Section 3.10, a Participant shall be considered to be reemployed and to continue in employment:

(i)	During any calendar month ending not later than the Participant’s Normal Retirement Date in which the Participant has one or more Hours of Service; and

(ii)	During any calendar month ending after the Participant’s Normal Retirement Date in which the Participant (A) has 80 or more Hours of Service or (B) if so applied by the Committee to the classification of Employees within which the Participant is included, is paid for services performed on each of eight or more days (or separate work shifts).

(d)	Procedural Requirements. Notwithstanding the foregoing, no Retirement Benefit shall be suspended and permanently withheld for any calendar month ending after the Participant’s Normal Retirement Date unless the Participant is furnished a written notice during the first month after the Participant’s Norma. Retirement Date in which a payment is permanently withheld that includes the following:

(i)	A statement that payment of the Participant’s Retirement Benefit is being suspended and permanently withheld;

(ii)	A description of the specific reasons why payment is being suspended;

(iii)	A general description of the Plan provisions relating to the Suspension Benefit of payments;

(iv)	A copy of the appropriate Sections of the Plan document;

(v)	A statement to the effect that the Department of Labor regulations pertaining to Suspension Benefit of benefits may be found in Section 2530.203-3 of Title 29, Code of Federal Regulations;

(vi)	A description of the Plan’s procedures for affording a review of the Suspension Benefit of payments (which shall be the Plan’s claims review procedure); and

(vii)	A description of how any suspendible amount actually (but improperly) paid will be offset from future payments;

Provided, however, that if some or all of that information is set forth in the Plan’s summary plan description and if the notice also includes information concerning how the Participant may obtain a copy of the summary plan description or relevant portions thereof, then the notice may merely refer the Participant to the relevant pages of the summary plan description.

(e)	Offsets of Suspendible Amounts. If any Retirement Benefit that should have been suspended is, for any reason, paid to a Participant, then the suspendible amount (as hereinafter defined) shall be offset (without any adjustment for interest) from future payments as follows:

(i)	From the first payment due the Participant after a Suspension Benefit of benefits, an amount not in excess of one hundred percent (100%) of the payment may be offset; and

(ii)	From subsequent payments to the Participant, an amount not in excess of twenty-five percent (25%) of each such payment may be offset; and

(iii)	From subsequent payments to Beneficiaries, an amount not in excess of twenty-five percent (25%) of each such payment may be offset.

For purposes hereof, suspendible amounts are any benefits which are payable from the Plan prior to Normal Retirement Date and any benefits payable hereunder to a Participant in months following the Participant’s Normal Retirement Date during which the Participant was credited with 40 or more Hours of Service (or, if so applied by the Retirement Plan Committee to the classification of Employees within which the Participant is included, is paid for services performed on each of eight or more days or separate work shifts).

ARTICLE IV

BENEFITS AND PAYMENT THEREOF

4.1	Existing Retirees.

The monthly Retirement Benefit payment to each Participant who terminated prior to January 1, 2000, shall be the amount he was receiving or entitled to receive immediately prior to January 1, 2000. Provisions of this Plan shall not alter such benefits in any way.

4.2	Retirement Benefit.

A Participant’s Retirement Benefit shall be computed under the applicable provision of Section 4.3 through 4.6 (as modified by Article V) and it shall be paid in a form appropriate under Section 6.1 and 6.2.

4.3	Normal Retirement Benefit.

(a)	Calculation. The annual Normal Retirement Benefit for a Participant who has attained the Normal Retirement Date shall be an amount equal to 1.5 percent of Average Annual Earnings plus 0.6 percent of Average Annual Earnings in excess of $11,600, as indexed, multiplied by completed years of Benefit Service at date of retirement, not to exceed 25 years of Benefit Service. This $11,600 shall be increased or decreased by a percentage equal to the percentage increase or decrease in the Social Security Wage Base after January 1, 1995, rounded to the nearest $100.

(b)	Notwithstanding the provisions of Section 4.3, under no circumstances shall any Normal Retirement Benefit exceed the limitations on annual benefit set forth in Article V.

4.4	Early Retirement Benefit.

(a)	The Retirement Benefit of a Participant eligible for an Early Retirement Benefit under the provisions of Section 3.6 shall be reduced so that it is equal to that percentage of benefit set forth in the following table:

When Participant Retires at Age *	His Benefit shall be the following percentage of his Normal Retirement Benefit
55	45%
56	50
57	55
58	60
59	65
60	70
61	76
62	82
63	88
64	94
65	100

*	Age at which payments first commence shall be determined in full years and completed months.

(b)	Notwithstanding the provisions of Section 4.4, under no circumstances shall any Early Retirement Benefit exceed the limitations on annual benefit set forth in Article V.

4.5	Vested Retirement Benefit.

The Retirement Benefit of a Participant eligible for a Vested Retirement Benefit under the provisions of Section 3.7 shall commence on his Normal Retirement Date in an amount calculated in accordance with Section 4.3, but based upon his Average Annual Earnings as of his Termination of Employment and his anticipated completed years of Benefit Service at his Normal Retirement Date not to exceed 25 years, then multiplied by a fraction the numerator of which is his completed years of Benefit Service at his Termination of Employment and the denominator of which is his anticipated completed years of Benefit Service at his Normal Retirement Date. In lieu of a Retirement Benefit commencing at his Normal Retirement Date, a Participant who terminates his employment after he has completed ten or more years of Vesting Service may elect commencement of Retirement Benefit payments at any time after he has attained age 55 in an amount equal to the Vested Retirement Benefit described in the preceding sentence but reduced in accordance with the provisions of Section 4.4 for early commencement.

4.6	Death Benefits.

(a)	Married Participants.

(i)	Pre-Retirement Survivor Annuity. An active or terminated Participant who:

(A)	has attained a Vested Interest in his Accrued Benefit;

(B)	has been married to a Spouse for at least one year, and

(C)	dies prior to his Annuity Starting Date,

shall have a Pre-Retirement Survivor Annuity provided for the eligible Spouse.

(ii)	Amount. The amount of the Pre-Retirement Survivor Annuity shall be equal to 50% of the reduced monthly amount which would have been payable to the Participant. The reduced monthly amount which would have been payable to the Participant is determined to be:

(A)	the 50% joint and survivor benefit to which a Participant who was eligible for retirement benefits would have been entitled if he had retired on the day before his death, or

(B)	the 50% joint and survivor benefit to which a Participant who had not yet qualified to begin receiving retirement benefits would have been entitled if he had separated from employment on the date of his death (only in the case of a Participant who dies while an Eligible Employee); survived to the earliest date on which he would have first been eligible to begin receiving benefits retired on such date with a 50% joint and survivor benefit; and had died the day after retirement.

(iii)	Commencement. The Pre-Retirement Survivor Annuity pension payable to a Spouse shall commence as of the first of the month following the month in which the Participant would have first been eligible to begin receiving benefits, or the first of the month following the Participant’s death if later, or at such later date as the Spouse shall elect subject to the provisions of Section 6.4 provided that if the benefit commenced after the earliest date on which it could have commenced, reasonable actuarial adjustments shall be made to reflect such later commencement. Such benefit shall continue until the month in which the death of the Spouse occurs.

(b)	Single Participants.

(i)	Death Benefit. A Participant who:

(A)	has attained a Vested Interest in his Accrued Benefit; and

(B)	who dies while actively employed and prior to his Annuity Starting Date shall have a death benefit provided to his designated Beneficiary.

(ii)	Amount. The amount of the death benefit shall be equal to 50% of the reduced monthly amount which would have been payable to the Participant. The reduced monthly amount which would have been payable to the Participant is determined to be:

(A)	the 50% joint and survivor benefit to which a Participant who was eligible for retirement benefits would have been entitled if he had retired on the day before his death, or

(B)	the 50% joint and survivor benefit to which a Participant who had not yet qualified to begin receiving retirement benefits would have been entitled if he had separated from employment on the date of his death (only in the case of a Participant who dies while an Eligible Employee); survived to the earliest date on which he would have first been eligible to begin receiving benefits; retired on such date with a 50% joint and survivor benefit; and had died the day after retirement.

(iii)	Commencement. The death benefit payable to a Beneficiary shall commence as of the first of the month following the month in which the Participant would have first been eligible to begin receiving benefits, or the first of the month following the Participant’s death if later, or at such later date as the Beneficiary shall elect subject to the provisions of Section 6.4, provided that if the benefit commenced after the earliest date on which it could have commenced, reasonable actuarial adjustments shall be made to reflect such later commencement. Such benefit shall continue until the month in which the death of the Beneficiary occurs.

4.7	Minimum Benefit of Participants with an Accrued Benefit on December 31, 1988.

Notwithstanding any provision of this Plan to the contrary, under no circumstances shall the Normal or Early Retirement Benefit of any Participant who had an Accrued Benefit as of December 31, 1988, under the “January 1, 1986, Amendment To and Restatement of The Employees’ Retirement Plan of The Second National Bank of Warren, Warren, Ohio” (hereafter referred to as “Old Plan” be less than his Accrued Benefit under the Old Plan. For purposes of calculating such minimum benefit, the provisions of the Old Plan are hereby incorporated by reference.

4.8	Cashout of Small Retirement Benefits.

(a)	If the present value of a Participant’s Accrued Benefit does not exceed Three Thousand Five Hundred Dollars ($3,500) (or effective April 1, 1999, Five Thousand Dollars ($5,000)), that Participant shall receive such present value of his or her Accrued Benefit in an immediate lump sum. Neither the consent of the Beneficiary, the Participant nor the Spouse shall be necessary to make such payment. Upon the making of such payment, neither the Beneficiary, Participant nor Spouse shall have any further benefit under the Plan.

(b)	Effective August 1995 and the first day of each subsequent Plan Year, the Committee may recalculate the present value of the benefit of each Participant who has incurred a termination who is entitled to a benefit hereunder and each Beneficiary entitled to a benefit hereunder, but whose benefits are not yet in any pay status, to determine whether the present value of the benefit is less than Three Thousand Five Hundred Dollars ($3,500) (or effective April 1, 1999, Five Thousand Dollars ($5,000), in which case such Benefit shall be paid to the Participant, Beneficiary or Spouse in accordance with the provisions of this Section.

(c)	For purposes of determining whether the present value of :

(i)	a Participant’s vested Accrued Benefit;

(ii)	a qualified joint and survivor annuity, within the meaning of Code Section 417(b); or

(iii)	a qualified pre-retirement survivor annuity within the meaning of Code Section 417(c)(1)

for periods on and after August 1,1995, the Applicable Interest Rate shall be the annual rate of interest on 30-year Treasury Securities in effect for August 1,1995 or for any subsequent January 1 thereafter (effective January 1, 2002, for the second month prior to any subsequent January 1), and the “Applicable Mortality Table” shall mean the applicable mortality table promulgated by the Internal Revenue Service under Code Section 417(e)(3) (currently the 1983 Group Annuity Mortality Table (50% male/50% female)).

ARTICLE V

BENEFIT LIMITATIONS

5.1	Maximum Annual Retirement Benefit.

(a)	Notwithstanding any other Plan provision, the Maximum Annual Retirement Benefit under this Plan means the lesser of:

(i)	A Dollar Maximum of $90,000, or,

(ii)	A Percent Maximum of 100% of the Participant’s average compensation for the three consecutive years of service with the Company which produces the highest amount. In determining such three-year period, any 12-month period may be used, provided that it is uniformly and consistently applied.

Effective each January 1, the Dollar Maximum, specified above and referred to throughout this Section, will be adjusted automatically to the new Dollar Maximum determined by the Commissioner of Internal Revenue for that calendar year. To the extent permitted under Code Section 415, such increased limitation shall be applied to the benefits payable to current Retirees for that calendar year.

(b)	If a Retirement Benefit commences prior to the Social Security Retirement Age (as defined herein), but on or after age 62, the Dollar Maximum (but not the Percent Maximum) shall be reduced as follows:

(i)	If a Participant’s Social Security Retirement Age is 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the Dollar Maximum by 5/9 of one percent for each month by which benefits commence before the month in which the Participant attains age 65.

(ii)	If a Participant’s Social Security Retirement Age is greater than 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the Dollar Maximum by 5/9 of one percent for each of the first 36 months and 5/12 of one percent for each of the additional months (up to 24 months) by which benefits commence before the month of the Participant’s Social Security Retirement Age.

(c)	If a Retirement Benefit commences prior to age 62, the Dollar Maximum (but not the Percent Maximum) shall be reduced so that it is the actuarial equivalent of the Dollar Maximum beginning at age sixty-two (62). For purposes hereof, the age adjusted Dollar Maximum beginning prior to age 62 shall be determined as the lesser of (i) the actuarial equivalent annual benefit computed using the Plan’s interest rate and mortality table for early retirement benefits or (ii) the actuarial equivalent annual benefit computed using an interest rate of 5% and the “applicable mortality table” under Section 417(e) of the Code.

(d)	If a Retirement Benefit commences after the Social Security Retirement Age, the Dollar Maximum (but not the Percent Maximum) shall be increased so that it is the actuarial equivalent of an Annual Retirement Benefit beginning at such age. For purposes hereof, the annual benefit beginning after Social Security Retirement Age shall be determined as the lesser of (i) the actuarial equivalent annual benefit computed using the Plan’s interest rate and mortality table for late retirement benefits or (ii) the actuarial equivalent annual benefit computed using an interest rate of 5% and the “ applicable mortality table” under Section 417(c) of the Code.

(e)	The term Annual Retirement Benefit as used in this Section shall mean a Retirement Benefit payable under the Plan on an annual basis in the form of a straight life annuity or a qualified joint and survivor annuity. For purposes of applying Code Section 415(b)(2)(B), a benefit payable in a form other than a straight life annuity or qualified joint and survivor annuity must be adjusted to an actuarial equivalent straight life annuity. Effective for limitation years beginning before January 1, 1995, such actuarially equivalent straight life annuity shall be computed by using an interest rate equal to the greater of 5% or the Plan’s interest rate and mortality shall be determined by using the Plan’s mortality table. For limitation years beginning on and after January 1, 1995, the actuarially equivalent straight life annuity is equal to the greater of (i) the annuity benefit computed using the Plan’s interest rate and mortality tables for adjusting forms of payment or (ii) the annuity benefit computed using an interest rate 5% and the “applicable mortality table” under Code Section 417(e). In determining the actuarially equivalent straight life annuity for a benefit form subject to Code Section 417(e)(3), the actuarial assumptions used shall be the “applicable interest rate” and the “applicable mortality table” under code section 417(c) . For these purposes, the lookback month shall be the second month preceding the Plan Year that includes the annuity starting date.

The foregoing Section 415(b)(2)(E), actuarial assumptions, shall apply to all benefits under the Plan (including benefits accrued before and after the RPA’94 effective date which shall be the first limitation year beginning on and after January 1, 1995).

(f)	Except as provided in (g) below, the limitations specified in this Section shall be deemed not to have been exceeded if the Retirement Benefit payable with respect to a Participant or former Participant under this Plan and under all other defined benefit plans of the Company and Affiliate does not exceed $10,000 (or such other amount determined as set forth below, if it applies) for the Plan Year, or for any prior Plan Year, and the Company and Affiliate have not at any time maintained a defined contribution plan in which the Participant or former Participant participated.

(g)

When a Participant of former Participant retires with less than 10 years of Vesting Service with an Employer and all Affiliate, the Percent Maximum (but not the Dollar Maximum) and the limitations in paragraph (f) above and in Section 5.2 shall be reduced by multiplication by a fraction, the numerator of which is the

Participant’s or former Participant’s years of Vesting Service with an Employer and all Affiliate and the denominator of which is 10.

(h)	In no event shall the adjustments for service or participation in (g) above reduce the limitations of this Section to an amount less than one-tenth of such limitation as determined without regard to such adjustment.

(i)	In the case of an individual who participated in a defined benefit plan of the Company on or before January 1, 1984, the Maximum Annual Retirement Benefit for such individual shall not be less than the individual’s Accrued Benefit under all such defined benefit plans of the Company as of December 31, 1983.

(j)	In the case of a Participant in the Plan as of January 1, 1987 and whose Accrued Benefit as of December 31, 1986 exceeds the Maximum Annual Retirement Benefit pursuant to this Section, the Maximum Annual Retirement Benefit for such individual shall not be less than his Accrued Benefit as of December 31, 1986, disregarding any cost of living adjustment or change in the term and condition of the Plan occurring after May 5, 1986.

(k)	In the event the limitations provided herein become applicable to an Employee who is entitled to a Retirement Benefit under more than one defined benefit plan maintained by the Company or an Affiliate, the administrative bodies under the plans concerned shall develop uniform rules for ratably reducing the individual Retirement Benefits and apportioning amounts between or among the plans so that the total amount of such Retirement Benefits does not exceed the limitations provided in this Section.

(l)	For purposes of applying the benefit limitations set forth in this Article, the “limitation year” (as such term is defined in Section 1.415-2(b) of the Code) shall be the calendar year, and “compensation” for periods on and after January 1, 1998 shall be as defined in Code Section 415(c)(3), and social security retirement age shall mean the age used as the retirement age under Section 216(1) of the Social Security Act, as amended from time to time, except that such Section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216(1)(2) of such age were 62.

5.2	Limitations Pursuant to Code Section 415(c).

(a)	Effective for limitation years prior to January 1, 2000, in any case in which an Employee is a participant in both a defined benefit plan and a defined contribution plan maintained by the same Employer or Affiliate, the sum of the “defined benefit plan fraction” and the “defined contribution plan fraction” shall not exceed 1.0.

(b)	For the purposes of this Section:

(i)	“defined benefit plan fraction” is a fraction:

(A)	the numerator of which is the projected Annual Retirement Benefit (as defined in Section 5.1)

(B)	The denominator of which is the lesser of:

(1)	125% of the Dollar Maximum set forth in Section 5.1 for such year, or

(2)	140% of the Percentage Maximum set forth in Section 5.1.

(ii)	“defined contribution plan fraction” is a fraction:

(A)	the numerator of which is the sum of the annual additions to the Employee’s account as of the close of the year, and

(B)	the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Employer:

(1)	125% of the dollar limitation in effect under Code Section 415(c)(1)(A) as adjusted from time to time under Code Section 415(d), or

(2)	140% of the amount which may be taken into account under Code Section 415(c)(1)(B) with respect to such individual under such plan for such year.

(C)	Notwithstanding any other provisions of this Plan, the rate of benefit accrual under this Plan will be reduced to a level necessary to prevent the limitation set forth in this Section from being exceeded with respect to any Participant.

5.3	Other Provisions Pursuant to Code Section 415.

(a)	For purposes of applying the limitations set forth in Sections 5.1 and 5.2 of the Plan, all qualified defined benefit plans (whether or not terminated) over maintained by the Company or any Affiliate shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether or not terminated) ever maintained by the Company or any Affiliate shall be treated as one defined contribution plan.

(b)	As used herein, the terms “Employer”, “Company” and “Affiliate” shall be construed in light of Code Section 414(b) and (c) as modified by Code Section 415(h).

5.4	Limitation Concerning Highly Compensated Employees or Highly Compensated Former Employees.

(a)	Notwithstanding any provision of the Plan to the contrary, in the event of termination of this Plan, the benefit of any Highly Compensated Employee (or Highly Compensated former Employee) is limited to a nondiscriminatory benefit determined under Code Section 401(a)(4).

(b)	Except in such cases where the circumstances described in paragraph (c) below apply, the annual payments under the Plan to any one of the 25 highest paid Highly Compensated Employees (and Highly Compensated former Employees) ranked by Statutory Compensation, shall not exceed the sum of:

(i)	those payments that would be made on behalf of such Employee under a single life annuity that is of Actuarial Equivalent value to the sum of the Employee’s Accrued Benefit and the Employee’s Other Benefits (as defined in paragraph (d) below) under the Plan; and

(ii)	those payments the Employee is entitled to receive under a social security supplement.

(c)	The provisions of paragraph (b) above shall not apply if:

(i)	after payment of all such benefits to an Employee described in paragraph (b), the value of Plan assets equals or exceeds 110% of the value of current liabilities (as defined in Code Section 412(1)(7)) under the Plan;

(ii)	the value of all such benefits to an Employee described in paragraph (b) above is less than one percent of the value of current liabilities under the Plan prior to the payment of all such benefits to such Employee; or

the value of all such benefits to an Employee described in paragraph (b) does not exceed $5,000.

(d)	For purposes of subparagraph (b)(i), “Other Benefits” shall include any loan in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Employee and any death benefits not provided for by insurance on the Employee’s life. “Other Benefits” for this purpose shall not include any social security supplements.

(e)	If any Participant to whom this Section applies is eligible for and elects to receive a lump sum payment in lieu of his Retirement Benefit and the above provisions are not met with respect to such Participant, the Participant shall be entitled to receive his benefit in full provided he shall agree to repay to the Plan any portion of the lump sum payment which would be restricted by operation of the provisions of paragraph (b), and shall provide adequate security to guarantee that repayment.

(f)	If it should subsequently be determined by statue, court decision acquiesced in by the Commissioner of Internal Revenue, or ruling by the Commissioner of Internal Revenue, that the provisions of this Section are no longer necessary to qualify the Plan under the Code, this Section shall be ineffective without the necessity of further amendment to the Plan.

ARTICLE VI

FORMS OF PAYMENT AND TIME FOR BENEFIT PAYMENTS

6.1	Normal Form of Payment.

(a)	Single Participant. The normal form of payment for a Participant with no Spouse to which the Retirement Benefits indicated in Article IV applies shall be a monthly Retirement Benefit commencing on the Participant’s Normal, Early or late Retirement Date. The benefit shall continue during his lifetime and upon his death within 120 months of his retirement date, to his selected Beneficiary for the balance of such 120 months. It shall be known as “a ten year certain and continuous benefit”. Should both the Participant and the Beneficiary die within 120 months of the Participant’s retirement date, the benefit shall be paid to the Participant’s contingent Beneficiary, or failing such a designation, to the Beneficiary’s estate, for the balance of such 120 months; however, paid as a single lump sum.

(b)	Married Participant – Spousal Consent. The normal form of payment for a Participant having a Spouse shall be a monthly Retirement Benefit which is the Actuarial Equivalent according to the benefit form stated in the next sentence of a ten-year certain and continuous form (see (a) above), commencing on the Participant’s Normal, Early or late Retirement Date and continuing thereafter during his lifetime. Upon his death, 50 percent of such Retirement Benefit shall be payable to his surviving Spouse for the remainder of her lifetime. This benefit is sometimes referred to as the “50 percent joint and survivor benefit.”

(c)	In lieu of the benefit under subsection (b) above, a married Participant may request the Committee for the right to elect one of the optional forms of benefit stated in Section 6.2; provided, however, that a married Participant’s election of any option which does not provide for monthly payments to his Spouse for life after the Participant’s death, in an amount equal to at least 50% but more than 100% of the monthly amount payable under the option to the Participant, shall be effective only if Spousal Consent to the election is received by the Committee.

(d)	The Employer shall furnish to each Participant, no less than 30 days and no more than 90 days, before payment of his Retirement Benefit is to begin a written explanation in nontechnical language of the terms and conditions of the Retirement Benefit payable to the Participant in the automatic and optional forms described in Sections 6.1 and 6.2. Effective January 1, 1997, such written explanation may be furnished after the date as of which the Participant’s Retirement Benefit is to commence provided that the Participant has at least 30 days following distribution of the explanation to make the election under Section 6.2. Distribution to the Participant may commence after 7 days have elapsed from the date the Employer distributes the written explanation provided that the Participant has received information that clearly indicates his right to at least 30 days to consider the contents of the explanation, the Participant affirmatively elects distribution and any Spousal Consent requirement is satisfied.

The written explanation shall also include a general description of the eligibility conditions for, and the material features and relative values of the optional forms of payment under the Plan, any rights the Participant may have to defer commencement of his Retirement Benefit, the rights of the Participant’s Spouse and the right of the Participant to make, and to revoke, an election under Section 6.2. An election under Section 6.2 shall be made on a form provided by the Committee, and may be made at any time after the written explanation is furnished to the Participant and before the date the Participant’s Retirement Benefit begins.

(e)	An election of an option under Section 6.2 may be revoked on a form provided by the Committee and subsequent elections and revocations may be made at any time and from time to time during the election period described herein. An election of an optional benefit shall be effective on the date the Participant’s Retirement Benefit begins. A revocation of any election shall be effective when the completed form is filed with the Committee.

6.2	Optional Forms of Payment.

A married Participant who has waived the payment of his retirement benefit in the automatic form of payment provided in Section 6.1 may elect, in accordance with the procedures set forth in Section 6.1 of the Plan, retirement benefits in accordance with one of the following optional methods of payment:

Option A – A reduced monthly retirement benefit which is Actuarially Equivalent to the automatic form of payment under the Plan and payable to the Participant for life, with the continuance of monthly payments equal to 75% of such reduced amount after his death to his surviving Spouse during the lifetime of such surviving Spouse (75% Joint and Survivor Annuity).

Option B – A reduced monthly retirement benefit which is Actuarially Equivalent to the automatic form of payment under the Plan and payable to the Participant for life, with the continuance of monthly payments in such reduced amount after his death to his surviving Spouse during the lifetime of such surviving Spouse (100% Joint and Survivor Annuity).

Option C – A monthly retirement benefit which is Actuarially Equivalent to the automatic form of payment under the Plan and payable to the Participant for life and upon his death within 120 months of his retirement, to his selected Beneficiary for the balance of such 120 months (10 years certain and continuous benefit). Should both the Participant and Beneficiary die within 120 months of the Participant’s retirement, the benefit shall be paid to Participant’s contingent beneficiary, or failing such a designation, to the Participant’s estate for the balance of such 120 months; however, paid as single lump sum.

6.3	Retirement Benefit Commencement Date.

Except as otherwise provided, the first monthly installment of any Retirement Benefit payable to the Participant shall commence with the month following the month in which the Participant retires and applies for commencement of benefits.

6.4	Latest Commencement of Payments.

(a)	Unless a Participant otherwise elects, a Participant’s Retirement Benefit shall begin as soon as administratively practical following the end of the Plan Year in which the latest of the following occurs:

(i)	the Participant’s 65th birthday;

(ii)	the tenth anniversary of the date on which he became a Participant; or

(iii)	the date he terminates employment;

but no more than 60 days after the close of the Plan Year in which the latest of (i), (ii) or (iii) occurs.

(b)	Notwithstanding the foregoing, with respect to Participants who attain age 70-1/2 before January 1, 2002, the Participant’s Retirement Benefit must commence no later than the April 1st of the calendar year following the calendar year in which the Participant attains age 70-1/2 unless the Participant has attained age 70-1/2 prior to January 1, 1988. Commencement of a Retirement Benefit to a Participant must take place under the preceding sentence if the Participant attains age 70-1/2 on or after January 1, 2002, but has terminated employment with the Employer and Affiliated Company prior to the end of the calendar year in which he attains age 70-1/2. With respect to employed Participants who attain age 70-1/2 on or after January 1, 2002, the Retirement Benefit of the Participant (other than a 5% owner within the meaning of Section 416(i)(l) of the Code), must commence no later than the April 1st of the calendar year following the calendar year in which the Participant retires. In the case of an employed Participant (other than a 5% owner) who retires in a calendar year after the calendar year in which he or she attains 70-1/2, the Participant’s Accrued Benefit shall be actuarially increased, to the extent required by regulations, to take into account the period (commencing on the April 1st of the calendar year following the calendar year in which the Participant attains 70-1/2 and ending on the date payment commences) during which the Participant did not receive a Retirement Benefit under the Plan; provided, however, that such actuarial increase, to the extent permitted by regulations, shall reduce the benefit accrual otherwise occurring during such period.

(c)

Distributions, if not made in a lump sum, may only be made over one of the following periods (or a combination thereof): the life of the Participant; the life of the Participant and a designated beneficiary; a period certain not extending beyond the life expectancy of the Participant; or a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

(d)	If the Participant dies after distribution of his Retirement Benefit has commenced, the remaining portion of such retirement benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

(e)	If the Participant dies before distribution of his Retirement Benefit commences, the Participant’s entire interest will be distributed no later than 5 years after the Participant’s death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

(i)	if any portion of the Participant’s interest is payable to a designated beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the designated beneficiary commencing no later than 1 year after the Participant’s death;

(ii)	if the designated beneficiary is the Participant’s surviving spouse, the date distributions are required to begin in accordance with subparagraph (i) above shall not be earlier than the date on which the Participant would have attained age 70-1/2, and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.

(f)	Notwithstanding the foregoing, all distributions under the Plan shall be made in accordance with regulations under Code Section 401(a)(9) (including Reg. Section 1.401(a)(9)-2). Furthermore, those provisions reflecting Code Section 401(a)(9) (as included here by reference, if not specifically stated) shall override any provision hereof inconsistent with Code Section 401(a)(9).

6.5	Application.

Anything herein to the contrary notwithstanding, in no event shall Retirement Benefit payments commence before a Participant has made application for the benefits and has provided evidence of his date of birth and, if applicable, the date of birth of his surviving Spouse or designated Beneficiary(ies). If a Participant has failed to comply with the requirements of the preceding sentence at the time his Retirement Benefit payments would normally commence, his Retirement Benefit payments will commence on the first day of the month after he does so comply. A terminated vested Participant may make application for his deferred Retirement Benefit at any time within six months prior to the date payments of his deferred Retirement Benefit are scheduled to begin.

6.6	Application for Retirement Benefit.

The Human Resource Department of the Employer shall furnish such forms as it may require to be completed. Each application for a Retirement Benefit shall be in writing on the form prescribed and provided by the Human Resource Department and shall be made to the Human Resource Department for that purpose. The Committee may require any applicant for a Retirement Benefit to furnish it such information, including evidence of date of birth, and to submit to such reasonable examination as the Committee may require.

6.7	Retirement Benefits End.

Except as herein otherwise provided, the last monthly installment of Retirement Benefits shall be payable for the month in which the death of the Participant or Beneficiary occurred.

ARTICLE VII

“TOP HEAVY” PROVISIONS

The following provisions shall become effective and supersede any other related Plan provisions in any Plan Year in which the Plan is a top heavy plan or a super top heavy plan.

7.1	Determination of Top Heavy Status

(a)	This Plan shall be a top heavy for any Plan Year in which, as of the determination date, (1) the present value of accrued benefits of key employees under this Plan and all defined benefit plans of an aggregation group and (2) the sum of the aggregate accounts of key employees under all defined contribution plans of an aggregation group, exceeds sixty percent (60%) of the present value of accrued benefits and the aggregate accounts of all key employees and non-key employees under this plan and all Plans of an aggregation group.

If any Participant is a non-key employee for any Plan Year, but such Participant was a key employee for any prior Plan Year, such Participant’s present value of accrued benefit and/or aggregate account balance shall not be taken into account for purposes of determining whether this Plan is a top heavy or super top heavy plan (or whether any aggregation group which includes this Plan is a top heavy group). In addition, for Plan Years beginning after December 31, 1984, if a Participant or former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the determination date, any Accrued Benefit for such Participant or former Participant shall not be taken into account for the purposes of determining whether this Plan is a top heavy or super top heavy plan.

(b)	This Plan shall be a super top heavy plan for any Plan Year in which, as of the determination date, (1) the present value of accrued benefits of key employees and (2) the sum of the aggregate accounts of key employees under this Plan and all plans of an aggregation group, exceeds ninety percent (90%) of the present value of accrued benefits and the aggregate accounts of all key employees and non-key employees under this Plan and all plans of an aggregation group.

(c)	“Aggregate Account” means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, used to determine top heavy plan status under the provisions of a defined contribution plan included in any aggregation group. A Participant’s aggregate account as of the determination date shall be determined under applicable provisions of the defined contribution plan used in determining whether the Plan is a top heavy plan.

(d)	“Aggregation Group” means either a required aggregation group or a permissive aggregation group as hereinafter determined:

(i)	Required Aggregation Group: In determining a required aggregation group hereunder, each plan of the Employer in which a key employee is a

Participant in the plan year containing the determination date or any of the four preceding plan years and each other plan of the Employer which enables any plan in which a key employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will constitute a required aggregation group.

In the case of a required aggregation group, each plan in the group will be considered a top heavy plan if the required aggregation group is a top heavy group. No plan in the required aggregation group will be considered a top heavy plan if the required aggregation group is not a top heavy group.

(ii)	Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the required aggregation group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a permissive aggregation group.

In the case of a permissive aggregation group, only a plan that is part of the required aggregation group will be considered a top heavy plan if the permissive aggregation group is a top heavy group. No plan in the permissive aggregation group will be considered a top heavy plan if the permissive aggregation group is not a top heavy group.

(iii)	Only those plans of the Employer in which the determination dates fall within the same calendar year shall be aggregated in order to determine whether such plans are top heavy plans.

(iv)	An aggregation group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the determination date.

(e)	“Determination Date” means (a) the last day of the preceding plan year or, (b) in the case of the first plan year, the last day of such plan year.

(f)	“Key Employee” means any Employee or former Employee (as well as each of his Beneficiaries) who, at any time during the plan year that contains the determination date or any of the preceding four (4) plan years, is included in one of the following categories:

(i)	an officer of the Employer (as that term is defined within the meaning of the regulations under Code Section 416) having Annul Compensation greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for any such plan year;

(ii)

one of the ten Employees having Annual Compensation from the Employer for a plan year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such plan year ends and owning (or considered as owning within the meaning of Code Section 318)

both more than one-half percent (1/2%) interest and the largest interests in the Employer;

(iii)	a five percent owner of the Employer (as defined in Code Section 416(i)); or,

(iv)	a one percent owner of the Employer as defined in Code Section 416(i) having Annual Compensation from the Employer of more than $150,000.

(g)	“Annual Compensation” means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Section 125, Section 132(f) (effective January 1, 2001), Section 402(a)(8), Section 402(h), or Section 403(b) of the Code.

(h)	“Non-Key Employee” means any Employee or former Employee (and his Beneficiaries) who is not a key employee.

(i)	“Present Value of Accrued Benefit” means the actuarial equivalent of the Participant’s accrued benefit commencing at his Normal Retirement Date (or attained age, if later). In the case of a defined benefit plan, a Participant’s present value of accrued benefit shall be determined:

(i)	in the case of a Participant other than a key employee, using the single accrual method used for all plans of the Employer or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

(ii)	as of the most recent actuarial valuation date, which is the most recent valuation date within a twelve (12) month period ending on the determination date.

(iii)	for any other plan year, as if the Participant terminated service as of the actuarial valuation date.

(iv)	the actuarial valuation date must be the same date used for computing the defined benefit plan minimum funding costs, regardless of whether a valuation is performed that plan year.

(j)	The calculation of a participant’s present value of accrued benefit as of a determination date shall be the sum of:

(i)	The present value of accrued benefit using the following actuarial assumptions:

the mortality rates pursuant to Appendix A and interest of five percent (5%) per annum, which assumptions shall be identical for all defined benefit plans being tested for top heavy plan status.

(ii)	any plan distributions made within the plan year that includes the determination date or within the four (4) preceding plan years. In the case of distributions made after the valuation date and prior to the determination date, such distributions shall not be included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant’s present value of accrued benefit as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated, would have been required to be included in an aggregation group, shall be counted. Further, benefits paid on account of death, to the extent such benefits do not exceed the Participant’s present value of accrued benefit immediately prior to death, shall be treated as a distribution for the purposes of this paragraph.

(iii)	any Employee contributions, whether voluntary or mandatory.

(k)	“Top Heavy Group” means an aggregation group in which, as of the determination date, the sum of:

(i)	the present value of accrued benefits of key employees under all defined benefit plans included in the group, and

(ii)	the aggregate accounts of key employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

7.2	Minimum Benefit

The minimum Accrued Benefit derived from Employer contributions to be provided under this Section for each non-key employee who is an Active Participant during a Plan Year in which the Plan is a top heavy plan shall equal the product of (1) one-twelfth (1/12th) of a Participant’s Compensation averaged over the five (5) consecutive calendar years (or actual number of calendar years, if less) which produce the highest average and (2) the lesser of (i) two percent (2%) multiplied by years of Vesting Service or (ii) twenty percent (20%).

For purposes of providing the minimum Accrued Benefit under Code Section 416, a non-key employee who is not an Active Participant solely because (1) his Compensation is below a stated amount or (2) he declined to make mandatory contributions to the Plan will be considered to be a Active Participant. Furthermore, such minimum Accrued Benefit shall be provided regardless of whether such non-key employee is employed on a specified date.

For purposes of this Section, years of Vesting Service for any Plan Year beginning before January 1, 1984, or for any Plan Year during which the Plan was not a top heavy plan shall be disregarded. For purposes of this Section, Compensation for any calendar year which began prior to January 1, 1984, subsequent to the last Plan Year during which the Plan is a top heavy plan, or in which the Participant failed to complete a year of Vesting Service, shall be disregarded.

The minimum Accrued Benefit shall be paid in the normal form of benefit, or at the Participant’s election, in any optional form specified in Section 5.3, which shall be the Equivalent Actuarial Value of the normal form of benefit. If payment of the minimum Accrued Benefit commences at a date other than Normal Retirement Date, the minimum Accrued Benefit shall be the Equivalent Actuarial Value of the minimum Accrued Benefit commencing at Normal Retirement Date and determined pursuant to Section 1.13.

If a non-key employee participates in this Plan and a defined contribution plan included in a required Aggregation Group, the minimum Accrued Benefit shall be provided under this Plan and shall be offset by the benefit, if any, provided under such defined contribution plan.

7.3	Minimum Vesting

Notwithstanding the provisions of Section 4.03, for any Plan Year in which the Plan is a top heavy plan, the vested portion of the Accrued Benefit of an Active Participant who is credited with an Hour of Service in such Plan Year shall be a percentage of the Participant’s Accrued Benefit determined on the basis of the Participant’s years of Vesting Service according to the following schedule:

Vesting Schedule

Years of Vesting Service	Percentage
0	0%
1	0%
2	20%
3	40%
4	60%
5 or more	100%

If this Plan ceases to be a top heavy plan, the vesting schedule under Section 4.03 shall again apply, and such modification will be treated as a plan amendment for purposes of Section 10.01.

7.4	Adjustments to Maximum Benefits

For any limitation year in which the Plan is a top heavy plan, the reference to 1.25 in Sections 4.06(h) and (i) shall be replaced by 1.0, unless three percent (3%) is substituted for two percent (2%) and thirty percent (30%) is substituted for twenty percent (20%) in Section 11.2. However, for any limitation year in which the Plan is a super top heavy plan, the reference to 1.25 shall be replaced by 1.0 in any event.

7.5	Limited Application of this Article

The sole purpose of this Article is to comply with Section 416 of the Code and the terms of this Article shall be interpreted, applied, and if and to the extent necessary, shall be deemed modified so as to satisfy solely the minimum requirements of Section 416 of the Code and the regulations promulgated with respect thereto.

ARTICLE VIII

TRUST FUND AND CONTRIBUTIONS

8.1	Existing Trust Fund to be Continued.

The Trust Fund known as “The Retirement Trust of The Employees of The Second National Bank of Warren, Warren, Ohio” is hereby continued and shall be and remain in effect for the benefit of the existing retirees and Employees who may hereafter become entitled to benefits hereunder. Such Trust Fund shall be administered and invested in accordance with funding methods and policies established by the Committee consistent with the Plan objectives.

8.2	Contributions.

The Bank will make such contributions in cash or securities of the kind authorized under the Plan to the Trust Fund as its Board of Directors determines, authorizes and directs from to time to time to maintain the Plan on a sound actuarial basis. However, required payments shall be made as required by applicable Code provisions. No participant shall be permitted or required to make any contribution to the Plan.

8.3	Employees’ Interest in Trust Fund.

No Employee, prior to the time the Committee determines his eligibility for benefits hereunder as herein provided, shall have any right, title or interest in or to any part of the Trust Fund which shall be held and administered as a common or commingled Trust Fund.

8.4	Benefits Payable Only from the Trust Fund.

The benefits payable hereunder shall be only such as can be provided by the assets of the Trust Fund and there shall be no liability or obligations on the part of the Bank to make any further contributions or payments except as required by ERISA, the Code or the Pension Benefit Guaranty Corporation, in event of Plan termination.

8.5	Return of Contributions.

(a)	All Employer contributions made under the Plan are conditioned on the deductibility of such contributions for the tax year in which they are made. If all or part of an Employer’s deductions under Section 404 of the Code for such contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest, but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the date of the disallowance of deduction.

(b)	An Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake in fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

ARTICLE IX

PLAN ADMINISTRATION

9.1	The Committee.

The Retirement Policy Committee is hereby established.

9.2	Retirement Policy Committee

(a)	Primary Duties. The Retirement Policy Committee shall be primarily responsible for planning, implementing and administering Retirement Benefits and retirement policies of the Bank within the parameters of the Plan. It shall study and from time to time make recommendation to Bank’s management and, when appropriate, the Board concerning modern retirement planning and policies. It shall regularly report its actions to the Bank President or his designated representatives. The Retirement Policy Committee shall have the sole and absolute discretion to interpret and apply the provisions of the Plan to determine the rights and status of Employees, Participants and others under the Plan.

(b)	Other Duties. It shall have all the duties imposed by Article IX hereof.

(c)	Members. The Retirement Policy Committee shall consist of such persons and be of such a number as determined by the Bank President from time to time. It may include Bank employees and outside advisors and consultants including legal, accounting and actuarial consultants.

(d)	Delegation. By action of the Retirement Policy Committee, the day to day administrative duties may be delegated to the Human Resources Department.

9.3	Actions, Meetings and Minutes.

The Committee shall organize itself as it deems necessary and the Bank President shall appoint a Chairman and the Committee shall appoint a Recording Secretary. The quorum for a meeting shall consist of a majority of the Committee’s members. Action may be taken in writing by a majority of Committee members provided reasonable notice of the proposed action is given to all members.

9.4	Notices.

Any notice required to be delivered to the Committee under the Plan’s terms shall be deemed properly delivered if mailed by certified mail, postage prepaid, to the Bank’s Human Resource Manager, The Second National Bank of Warren, Warren, Ohio 44482.

9.5	Duties of the Committee.

(a)	The Committee shall keep minutes of its meetings, proceedings and actions, particularly, but not in limitation of the foregoing, with reference to all determinations, certificates and directions given by it to the Bank. Said records shall be maintained by Bank management.

(b)	Duties of the Committee:

(i)	Formulate retirement policies of the Bank and make appropriate recommendations concerning same to the Bank’s management and/or Board, as appropriate;

(ii)	Determine or have determined actuarially the amount of the Bank’s contribution for each taxable year and certify the same to the Bank; and

(iii)	In its unrestricted discretion invest and reinvest and keep productive of income the Trust Fund, investing and reinvesting in investments which are considered reasonable and prudent for retirement trusts, including, but not limited to, securities issued by mutual funds, preferred and common stock, including real estate, mortgages on real estate, land trust certificates, bonds, debentures, money markets, any common trust funds managed by the Trust and Second National Bank of Warren money market fund and security options, provided, however, that none of the assets of the Trust Fund shall be purchased from or sold to any member of the Committee.

(iv)	Direct the sale of any securities deposited by the Bank in the Trust Fund in lieu of its cash payment, the sale, disposition, transfer and conveyance of any property or any part thereof, at public or private sale.

(v)	Direct, from time to time, the borrowing of money whenever in the judgment of the Committee it would be for the best interest of the Trust Fund. Such funds may be borrowed on such terms and conditions as the Committee deems proper, including the right to secure the payment of any such loan or loans by mortgage, pledge or otherwise of all or any part of the Trust Fund.

(vi)	Employ such agents, actuaries, accountants, counsel or experts as it deems necessary or desirable.

(vii)	Exercise such authority and responsibility as they deem appropriate in order to comply with the provisions of ERISA and governmental regulations issued thereunder relating to records of Participants’ service, accrued benefits and non-forfeitability of such benefits, and required notifications to Participants.

(c)	Delegable Duties of the Committee. The following duties shall be delegable to the Human Resources Department and until the Committee shall otherwise decide are hereby delegated to said Human Resources Department:

(i)	To determine in its absolute discretion, from time to time the eligibility of Employees for benefits hereunder, and certify the same to the particular Participant involved and the Bank.

(ii)	To determine and direct all disbursements to be made from the Trust Fund to Participants and others and to determine commencement date of such disbursements.

(iii)	To develop procedures for the establishment and verification of Continuous Service of Participants and, after affording Participants and the Employer an opportunity to make objection with respect thereto, to establish such facts conclusively from time to time in advance of retirement.

(iv)	To obtain from the Employer, Participants, alternate payees and Beneficiaries such information as shall be necessary for the proper administration of the Plan.

(v)	To establish rules and procedures relating to the administration of the Plan and the transaction of its business and to enforce the rules and procedures in the manner in which it sees fit.

(vi)	To perform all reporting and disclosure requirements imposed upon the Plan by ERISA, the Code, or any other lawful authority.

(d)	Duty of Committee. It shall be incumbent upon the Committee to carry out its duties in accordance with the Plan terms on a fair, equitable and nondiscriminatory basis.

9.6	Payment of Benefits and Distributions.

Payment of benefits and distributions shall be made or derived in accordance with the procedures contained in this section.

(a)	Whenever a Participant or Beneficiary becomes entitled to benefits under the Plan, the Human Resources Department shall duly notify the Trustee and cause the benefits to be made available to the Participant or Beneficiary.

(b)	As a condition of any settlement or distribution to a Participant or Beneficiary, the Human Resources Department may require the Participant to execute whatever forms or documents, including evidence of date of birth, which the Human Resources Department deems reasonably necessary.

9.7	Determinations and Certificates of the Committee.

All determinations, certificates, directions and notifications shall be approved by a majority of the Committee and shall be signed by the Chairman of the Committee or by such person, who may or may not be a member of the Committee, as the Committee may designate. All such determinations, certificates and directions shall be conclusive for the purpose intended and binding upon all Employees and other persons claiming any interest in the Plan or Trust Fund.

9.8	Persons Dealing with the Committee.

The Committee shall make available for inspection by any Participant or Beneficiary at the principal office of the Bank any documents or other information pertaining to the Plan which are specified in paragraph 2 of Section 104(b) of ERISA and shall upon written request of the Participant or Beneficiary furnish him the documents and information specified in paragraph 4 of Section 104(b) and in Section 105 of ERISA.

9.9	Claims Procedure.

The Committee shall be responsible for the claims procedure under the Plan. An application for a Retirement Benefit or other benefit under the Plan shall be considered a claim for purposes of this Section 9.9.

(a)	Original Claim. In the event a claim of any Participant, Beneficiary, alternate payee, or other person (hereinafter referred to in this Section as the “Claimant”) for a benefit is partially or completely denied, the Committee shall give, within ninety (90) days after receipt of the claim (or if special circumstances, made known to the Claimant, require an extension of time for processing the claim, within one hundred eighty (180) days after receipt of the claim), written notice of such denial to the Claimant. Such notice shall set forth, in a manner calculated to be understood by the Claimant, the specific reason or reasons for denial (with reference to pertinent Plan provisions upon which the denial is based); an explanation of additional material or information, if any, necessary for the Claimant to perfect the claim; a statement of why the material or information is necessary; a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA; and an explanation of the Plan’s claims review procedure including the time limits applicable to such procedure. If the notice of denial is not furnished within the required time period specified above, the claim shall be deemed to be denied and the Claimant shall be permitted to proceed to the review stage described in paragraph (b).

(b)	Review of Denial Claim.

(i)	A Claimant whose claim is partially or completely denied shall have the right to request a full and fair Committee review of the denial by a written request delivered to the Committee within sixty (60) days of receipt of the written notice of claim denial (or sixty (60) days after the date on which the claim is deemed denied under paragraph (a) above), or within such longer time as the Committee, under uniform rules, determines. In such review, the Claimant or his duly authorized representative shall have the right to review, upon request and free of charge, all accounts, records or other information relevant to the claim and to submit any written comments, documents, or records relating to the claim to the Committee.

(ii)

The Committee, within sixty (60) days after the request for review, or in special circumstances, such as where the Committee in its sole discretion holds a hearing, within one hundred twenty (120) days of the request for review, will submit its decision in writing. Such decision shall take into account all comments, documents, records and other information properly submitted by the Claimant, whether or not such information was considered in the original claim determination. The decision on review will be binding on all parties, will be written in a manner calculated to be understood by the Claimant, will contain specific reasons for the decision and specific references to the pertinent Plan provisions upon which the decision is based, will indicate that the Claimant may review, upon request and free of charge, all documents, records or other information relevant to the claim and will contain a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA. If no decision is made within the time period specified above, the claim shall be deemed to be denied on review.

(iii)	If a Claimant fails to file a claim or request for review in the manner and in accordance with the time limitation specified herein, such claim or request for review shall be waived, and the Claimant shall thereafter be barred from again asserting such claim.

(c)	Determination by Committee Conclusive. The Committee’s determination of factual matters relating to Participants, Beneficiaries and alternate payees including, without limitation, a Participant’s Benefit Service, Vesting Service and any other factual matters, shall be conclusive. The members of the Committee and the Employer and its respective officers and directors shall be entitled to rely upon all tables, valuations, certificates and reports furnished by an actuary, any accountant for the Plan, the Trustee or any investment managers and upon the opinions given by any legal counsel for the Plan insofar as such reliance is consistent with ERISA. The actuary, the Trustee and other service providers may act or rely upon all information reported to them by the Committee and/or the Employer and need not inquire into the accuracy thereof nor shall be charged with any notice to the contrary.

9.10	Fiduciaries Identified.

The Fiduciaries who severally shall have the authority to control and manager the operation and administration of the Plan shall be the Bank and the Committee, and each such Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given to it under this Plan and Trust. In general, the Bank shall have the sole authority to decide on the method of funding the benefits provided by the Plan; to appoint and remove members of the Committee, and any other investment manage which may be provided for under the Trust; and to amend or terminate, in whole or in part, this Plan or Trust. The Bank shall be the Plan Administrator and its responsibilities in this capacity shall be carried out by the Committee and the Human Resources Department.

9.11	Fiduciaries’ Warrants and Reliance.

Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or of the Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

9.12	Limitation of Liability.

The Bank, the Board of Directors of the Company, the members of the Committee, its delegates and appointees and any other person who may be determined to be a fiduciary (other than persons who are independent of an Employer and are rendering services to or with respect to the Plan) and any officer or Employee of an Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

9.13	Indemnification.

The members of the Committee, its delegates and appointees and any other person who may be determined to be a fiduciary, (other than persons who are independent of an Employer and are rendering services to or with respect to the Plan) the Board of Directors of the Company and the officers or Employees of an Employer shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be paid from any insurance purchased by, or on behalf of, the Employer for this purpose and, to the extent of any deductible amount from the insurance coverage, excess of an insured amount or any uninsured amount from the assets of the Employer, the Company or the wholly-owned subsidiaries of either; otherwise, from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law.

ARTICLE X

AMENDMENTS AND PLAN TERMINATION

10.1	Amendments, Modifications and Supplements.

The Bank shall have and it hereby reserves to itself the right to amend, alter, modify, change or supplement this Plan or Trust at any time and from time to time in its absolute discretion and for any purpose, and particularly and not by way of limitation, to make the same comply with the applicable provisions of ERISA or the Code and for the purpose of clarification, should it develop in the administration of the Plan and Trust that clarification is necessary or desirable. The Bank shall not have the right to amend this Plan or Trust in any way which will deprive any Employee of his right to any vested interest under the Plan or Trust, or which will alter the basic purposes of the Plan or Trust, or which is not actuarially sound, or which will give the Bank, directly or indirectly, any right in funds paid to the Trust or in any part of the Trust Fund, or which will, without the written consent of the Committees, alter its duties or liabilities.

10.2	Termination of the Plan; Suspension Benefit and/or Termination of Contributions; Merger of Bank.

(a)	It is the present intention of the Bank to maintain this Plan and Trust on an actuarially sound basis throughout its corporate existence. However, the Bank shall not be under any obligation or liability whatever to continue to make any contributions to the Plan or Trust, and nothing contained in this Plan and Trust shall obligate the Bank or give rise to the implication that the Bank is obligated to make any contributions to the Trust for any length of time. On the contrary, the Bank reserves to itself the right at any time to suspend contributions, in whole or in part, to the Trust for a fixed or indeterminate period of time, or to terminate, in whole or in part, its contributions upon giving written notice of its intention to the Committee and whoever else it shall be required by law.

(b)	In any event, further contributions by the Bank shall automatically terminate upon the death of the last Plan Participant, or its legal dissolution, or should possession of the Bank be taken by the Comptroller of the Currency, or upon its merger or consolidation with any other bank, (or company) unless such other bank employs a substantial number of the Employees of the Bank and assumes to make further payments hereunder. Such assumption of payments shall be expressed in an agreement between the Bank and such other bank. In event of termination, in whole or in part, without such assumption, the members of the Board of Directors and of the Committee hereunder, and any certificates or determinations signed by any such person or persons shall have the same effect as if signed by the Bank or the Committee.

(c)

A merger or consolidation of the Plan with, or transfer of assets or liabilities to, another plan shall be made only if each Participant in the Plan would, if such other plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the Retirement Benefit each Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had them terminated).

(d)	Contributions shall be deemed to have been discontinued if on the last day of any Plan Year the unfunded past service liability exceeds the sum of:

(i)	the unfunded past service liability as of December 31, 1965, and

(ii)	any additional past service liabilities occasioned by any increase in benefits under the Plan computed as of the date of such increase.

(e)	If at any time the Plan is terminated, in whole or in part, or contributions to the Plan or Trust are completely discontinued, then the rights of each Employee affected by such termination, in whole or in part, or discontinuance to benefits accrued to the date of such termination or discontinuance, to the extent that such benefits are then funded, subject to the provisions of Section 10.3 shall be non-forfeitable. In the event of termination, no such affected Participant or Beneficiary shall have any recourse toward satisfaction of his non-forfeitable benefit from any source other than Plan assets or the Pension Benefit Guaranty Corporation.

10.3	Procedure Upon Termination.

In the event of the termination of the Plan, the assets then in the Trust Fund, subject to provisions for expenses of administration or liquidation, shall be allocated by the Committee and its Actuary to retired Participants (and their Beneficiaries, where applicable) and to other Participants and their Beneficiaries in the following manner and order of precedence:

(a)	First, to the extent that assets are sufficient, to provide for the payment of Retirement Benefits to Participants and Beneficiaries whose Retirement Benefit payments commenced and were eligible to commence, limited to the Retirement Benefit in latter circumstance, at least three years prior to the date of termination of the Plan, in the lowest amounts such Participants would have been entitled to receive under the provisions of the Plan at any time during the five year period ending on the date of termination of the Plan.

(b)	Second, if any assets then remain, to provide for the payment of all other benefits guaranteed under the Plan termination insurance program as described in Subtitle B of Title IV of ERISA.

(c)	Third, if any assets then remain, to provide for the deferred payment commencing at normal retirement date of all other accrued benefits in which Participants may be vested at date of termination of the Plan by applying the provisions of Section 4.5 of the Plan as though the Participant had terminated his employment as of the date of termination of the Plan.

(d)	Further, if any assets then remain, such assets shall be apportioned among the Participants in proportion to the liabilities for their respective accrued benefits to the extent that such accrued benefits are not fully provided for by the application of paragraphs (a), (b) and (c) above.

(e)	If in the allocation of the fund as between any of the classes specified in the foregoing paragraphs (a), (b), (c) and (d) the assets are not sufficient to provide the benefits specified, the amount to be provided shall be reduced prorata in the ratio that the available assets bear to the total cost of benefits to be provided in the class.

(f)	Any funds remaining after the satisfaction of all liabilities to Participants, vested terminated Participants, retired Participants, Spouses and Beneficiaries due to actuarial error shall be returned to the Bank.

(g)	Anything to the contrary herein notwithstanding, a Participant shall have the recourse towards the satisfaction of those benefits which, under the Code, are considered to be non-forfeitable from other than the Plan assets or the Pension Benefit Guaranty Corporation.

10.4	Disbursements Upon Termination.

After allocating the fund in the order herein above specified, the Retirement Policy Committee shall make provision for the payment of any of the benefits specified, subject to the approval of the Pension Benefit Guaranty Corporation, by any one or more of the following methods:

(a)	Monthly payment from the Trust Fund,

(b)	Purchase of appropriate annuity contracts from an insurance company,

(c)	Lump sum payment of the commuted value of any Retirement Benefits.

10.5	Restriction on Benefits of Plan Termination.

Notwithstanding any other provision of the Plan to the contrary, in the event of a termination of the Plan, the benefit of any Highly Compensated Employee (and any former Highly Compensated Employee) is limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1	Plan Non-Contractual.

(a)	Adoption of this Plan and the maintenance thereof shall not be deemed to constitute a contract or be in any manner held to be a contract of employment or otherwise between the Bank and any Employee, or to give any Employee the right to be retained in the employ or service of the Bank, or to interfere with the right of the Bank to discipline or discharge any Employee at any time for any reason or no reason at all.

(b)	The adoption of this Plan and the maintenance thereof by the Bank shall not be construed or considered as giving any Employee or any other person any legal or equitable right as against the Bank, or the Committees, or the Trust Fund, except as such right is specifically provided for herein.

11.2	Non-Alienation.

Subject to the following, neither the Trust Fund nor any Accrued Benefit under the Plan shall in any manner be liable for or subject to the debts or liabilities of any Participant, Beneficiary or alternate payee. Except as required by Section 401(a)(13)(C) of the Code regarding certain judgments or settlements and by Section 401(a)(13)(B) regarding QDROs, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, or subject to pledge or encumbrances of any kind, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree or order which:

(a)	creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant’s benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouses, child or dependent;

(b)	is made pursuant to a State domestic relations law;

(c)	does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and

(d)	otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a “qualified domestic relations order”, as determined by the Committee.

If the Actuarial Equivalent value of any series of payments meeting the criteria set forth in paragraphs (a) through (d) above amounts to $5,000 or less, a lump sum payment equal to such Actuarial Equivalent value shall be made in lieu of the series of payments.

11.3	Facility of Payment.

If the Committee shall find that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor, the Committee may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

11.4	Severability.

If any provision of this Plan is held to be invalid or unenforceable, such determination shall not affect the other provisions of this Plan. In such event, this Plan shall be construed and enforced as if such provision had not been included herein.

11.5	Employer Records.

The records of a Participant’s Employer shall be presumed to be conclusive of the facts concerning his employment or non-employment, Hours of Service, Vesting Service and Benefit Service unless shown beyond a reasonable doubt to be incorrect.

11.6	Application of Plan Provisions.

This Plan shall be binding on all Participants, Beneficiaries and alternate payees and upon heirs, executors, administrators, successors and assigns of all persons having an interest herein. The provisions of the Plan in no event shall be considered as giving any such person any legal or equitable right against the Company or an Affiliated Company, any of its officers, Employees, directors, or shareholders, or against the Trustee, except such rights as are specifically provided for in the Plan or hereafter created in accordance with the terms of the Plan.

11.7	Missing Participants.

If a Participant who has left employment with the Company and Affiliated Company has failed to file an application for benefits within 120 days after attainment of his Normal Retirement Date, the Committee shall treat the Participant’s Retirement Benefit as forfeited; provided, however, that such Retirement Benefit shall be reinstated retroactive to the commencement date set forth below upon the subsequent filing of a completed application with the Committee and shall commence within ninety (90) days after such application is filed. For purposes of this Section 11.7, the commencement date shall be the later of:

(a)	sixty (60) days after the close of the Plan Year during which the Participant attained his Normal Retirement Date; and

(b)	sixty (60) days after the close of the Plan Year during which the Participant terminated employment with the Company and Affiliated Companies.

11.8	IRC 414(u) Compliance Provision.

Notwithstanding any provision of the Plan to the contrary and effective as of December 12, 1994, contributions, benefits and services credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

11.9	Provision for Community Renewal Tax Relief Act of 2000.

For Plan Years and limitation years on and after January 1, 2001, for purposes of determining any Employee’s Statutory Compensation and for purposes of applying the limitations described in Section 5.1 and Section 5.4, compensation shall include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

11.10	Economic Growth and Tax Relief Reconciliation Act of 2001.

Notwithstanding any provision of the Plan to the contrary, the provisions related to the Economic Growth and Tax Relief Reconciliation Act of 2001 shall apply as provided in Appendix A.

11.11	Laws Applicable.

This Plan and Trust shall be construed according to the laws of the State of Ohio.

11.12	Code Section 401(a)(17) Limitations.

(a)	In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Earnings of each employee taken into amount under the Plan shall not exceed the OBRA ‘93 annual compensation limit. The OBRA ‘93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA ‘93 annual compensation limit set forth in this provision.

If compensation for any prior determination period is taken into account in determining a Participant’s benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA ‘93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA ‘93 annual compensation limit is $150,000.

(b)	Formula with Extended Wear-away. Unless otherwise provided under the Plan, each Section 401(a)(17) Employee’s Accrued Benefit under this Plan will be the greater of the Accrued Benefit determined for the Employee under 1 or 2 below:

(i)	the Employee’s Accrued Benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Employee’s total years of service taken into account under the Plan for the purposes of benefit accruals

(ii)	the greater of:

(A)	the Employee’s Accrued Benefit determined with respect to the benefit formula applicable on December 31, 1988, as applied to the Employee’s years of service credited to the Employee for Plan Years beginning before January 1, 1989, for purposes of benefit accruals; or

(B)	the sum of:

(1)	the greater of (a) the sum of the amount determined in Paragraph (A) above plus the Employee’s Accrued Benefit determined with respect to the benefit formula applicable for the Plan Years beginning January 1, 1989 and ending December 31, 1993, as applied to the Employee’s years of service credited to the Employee for Plan Years during 1989 through (and including) 1993, for purposes of benefit accruals, or (b) the Employee’s Accrued Benefit determined with respect to the benefit formula applicable on December 31, 1993, as applied to the Employee’s years of service credited to the employee for Plan Years beginning before January 1, 1994, for purposes of benefit accruals; and

(2)	the Employee’s Accrued Benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the employee’s years of service credited to the employee for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.

For purposes of Subsection(2) above, in applying the annual compensation limit of Code Section 401(a)(17) for the 1989 through (and including) 1993 Plan Years, the limit of Code Section 401(a)(17) in effect during the year of calculation shall be applied for all purposes when calculating an employee’s accrued benefit.

A Section 401(a)(17) Employee means an Employee whose current Accrued Benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.

(c)	Adjusted Frozen Accrued Benefit for Section 401(a)(17) Employees. If this Plan satisfies the requirements of Section 1.401(a)(4)-13(d) of the regulations for a fresh-start as of the last day of the last Plan Year beginning before January 1, 1994, then, notwithstanding any other provisions of the Plan, any Section 401(a)(17) employee’s accrued benefit frozen in accordance with Section 1.401(a)(4)-13 of the regulations as of a fresh-start date, is adjusted to reflect increase in the employee’s compensation after the fresh-start date. However, this adjustment may be made only if the adjustment will not cause the plan to fail to satisfy the consistency requirement of Section 1.401(a)(4)-13(c), as modified by Section 1.401(a)(17)-1(e) of the proposed regulations.

In determining a Section 401(a)(17) employee’s accrued benefit in any Plan Year beginning on or after January 1, 1994, the portion of the employee’s frozen accrued benefit attributable to Plan Years beginning before January 1, 1994, will be determined in accordance with Method A for statutory Section 401(a)(17) employees and Method B for Section 401(a)(17) employees other than statutory Section 401(a)(17) employees.

A statutory Section 401(a)(17) employee means an employee whose current accrued benefit as of a date on or after January 1, 1994, is based on compensation for a year beginning prior to January 1, 1989, that exceeded $200,000.

A Section 401(a)(17) employee means an employee whose current accrued benefit as of a date on or after January 1, 1994, is based on compensation for a year beginning prior to January 1, 1994, that exceeded $150,000.

Method A (statutory Section 401(a)(17) employees):

Step 1:

Determine each statutory Section 401(a)(17) employee’s accrued benefit as of the last day of the last Plan Year beginning before January 1, 1989, frozen in accordance with Section 1.401(a)(4)-13 of the regulations.

Step 2:

Adjust the amount in Step 1 up through the last day of the last Plan Year beginning before the first Plan Year beginning on or after January 1, 1994, under the method provided under the Plan for increasing the amount in Step 1 to take into account increases in compensation in Plan Years beginning on or after January 1, 1989. However, if the Plan does not provide for such increases, the amount in Step 2 shall be equal to the amount in Step 1.

Step 3:

Determine the statutory Section 401(a)(17) employee’s accrued benefit as of the last day of the Plan Year beginning before January 1, 1994, frozen in accordance with Section 1.401(a)(4)-13 of the regulations.

Step 4:	Subtract the amount determined in Step 2 from the amount determined in Step 3.

Step 5:

Adjust the amount in Step 4 by multiplying it by the following fraction (not less than 1). The numerator of the fraction is the statutory Section 401(a)(17) employee’s average compensation determined for the current year (as limited by Section 401(a)(17)), using the same definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1994. The denominator of the fraction is the employee’s average compensation for the last day of the last Plan Year beginning before January 1, 1994, using the definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1994.

Step 6:

Adjust the amount in Step 1 by multiplying it by the following fraction (not less than 1). The numerator of the fraction is the statutory Section 401(a)(17) employee’s average compensation determined for the current year (as limited by Section 401(a)(17)), using the same definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1989. The denominator of the fraction is the employee’s average compensation for the last day of the last Plan Year beginning before January 1, 1989, using the definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1989.

Step 7:	Add the amounts determined in Step 5, and the greater of Steps 6 or 2.

Method B (Section 401(a)(17) employees other than statutory Section 401(a)(17) employees):

Step 1:

Determine the accrued benefit of each Section 401(a)(17) employee other than statutory (Section 401(a)(17) employees as of the last day of the Plan Year beginning before January 1, 1994, frozen in accordance with Section 1.401(a)(4)-13 of the regulations.

Step 2:

Adjust the amount in Step 1 by multiplying it by the following fraction (not less than 1). The numerator of the fraction is the average compensation of the Section 401(a)(17) employee who is not a statutory Section 401(a)(17) employee determined for the current year (as limited by Section 401(a)(17)), using the same definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1994. The denominator of the fraction is the employee’s average compensation for the last day of the last Plan Year beginning before January 1, 1994, using the definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1994.

IN WITNESS WHEREOF, the Second National Bank of Warren has hereunto set its hand through its Senior Vice President this 5th day or February, 2002, but effective January 1, 2000.

THE SECOND NATIONAL BANK OF WARREN

By:
Attest:	Illegible, Vice President

Appendix A

SPECIAL PROVISIONS AFFECTING TRANSFERRED TRUMBULL EMPLOYEES.

This Appendix A sets forth special plan provisions with respect to Trumbull employee’s who were transferred to employment with the Bank on November 19, 1998 in connection with the acquisition by the Bank of Trumbull Financial Corporation. The provisions of this Appendix A supercedes the provisions of the Plan as set forth below:

Definitions

A1.1 “Trumbull Transferee” shall mean any person who was employed by Trumbull Savings and Loan Company “Trumbull” on November 18, 1998 and who transferred employment to the Bank on November 19, 1998.

A1.2 “Acquisition Date” shall mean November 19, 1998.

Participation

A2.1	Eligibility to Participate. Each Trumbull Transferee shall become a Participant on the January 1 or July 1 following the later of his first year of Continuous Service or the Acquisition Date. For purposes hereof, a Trumbull Transferee’s Continuous Service shall include the period of service such individual was employed by Trumbull beginning on his date of hire and ending November 18, 1998.

Vesting Service

A3.1	Vesting Service. Each Trumbull Transferee shall be credited with Vesting Service under the Plan equal to his Continuous Service. For purposes hereof, a Trumbull Transferee’s Continuous Service shall include the period of service such individual was employed by Trumbull beginning on his date of hire and ending November 18, 1998.

Benefit Service

A4.1	Benefit Service. Each Trumbull Transfer shall be credited with Benefit Service under the Plan equal to his Continuous Service. For purposes hereof, a Trumbull Transferee’s Continuous Service shall commence as of the Acquisition Date and shall not include the period of service such individual was employed by Trumbull before the Acquisition Date.

Retirement Benefit

A5.1	Retirement Benefit. For purposes of calculating a Trumbull Transferee’s Retirement Benefit under the applicable provisions of Section 4.3 through 4.6, Average Annual Earnings as defined in the Plan shall recognize compensation received by the Trumbull Transferee on and after the Acquisition Date only.

Appendix B

SPECIAL PROVISIONS AFFECTING TRANSFERRED ENTERPRISE EMPLOYEES.

This Appendix B sets forth special plan provisions with respect to Enterprise employees who were transferred to employment with the Bank on August 20, 1998 in connection with the acquisition by the Bank of Enfin, Inc.. The provisions of this Appendix B supercedes the provisions of the Plan as set forth below:

Definitions

B1.1 “Enterprise Transferee” shall mean any person who was employed by Enterprise Bank on August 19, 1998 and who transferred employment to the Bank on August 20, 1998.

B1.2 “Acquisition Date” shall mean August 20, 1998.

Participation

B2.1	Eligibility to Participate. Each Enterprise Transferee shall become a Participate on the January 1 or July 1 following the later of his first year of Continuous Service or the Acquisition Date. For purposes hereof, an Enterprise Transferee’s Continuous Service shall include the period of service such individual was employed by Enterprise Bank beginning on his date of hire and ending August 19, 1998.

Vesting Service

B3.1	Vesting Service. Each Enterprise Transferee shall be credited with Vesting Service under the Plan equal to his Continuous Service. For purposes hereof, an Enterprise Transferee’s Continuous Service shall include the period of service such individual was employed by Enterprise Bank beginning on his date of hire and ending August 19, 1998.

Benefit Service

B4.1	Benefit Service. Each Enterprise Transfer shall be credited with Benefit Service under the Plan equal to his Continuous Service. For purposes hereof, an Enterprise Transferee’s Continuous Service shall commence as of the Acquisition Date and shall not include the period of service such individual was employed by Enterprise Bank before the Acquisition Date.

Retirement Benefit

B5.1	Retirement Benefit. For purposes of calculating an Enterprise Transferee’s Retirement Benefit under the applicable provisions of Section 4.3 through 4.6, Average Annual Earnings as defined in the Plan shall recognize compensation, if any, received by the Enterprise Transferee on and after the Acquisition Date only.

Appendix C

SPECIAL PROVISIONS AFFECTING TRANSFERRED AMERITRUST EMPLOYEES

This Appendix C sets forth special plan provisions with respect to Ameritrust employees who were transferred to employment with the Bank on May 15, 1992 in connection with the acquisition by the Bank of four branches of the Ameritrust Company National Association. The provisions of this Appendix C supercedes the provisions of the Plan as set forth below:

Definitions

C1.1 “Ameritrust Transferee” shall mean any person who was employed by Ameritrust Company National Association (“Ameritrust”) on May 14, 1992, and who transferred employment to the Bank on May 15, 1992.

C1.2 “Acquisition Date” shall mean May 15, 1992.

Participation

C2.1	Eligibility to Participate. Each Ameritrust Transferee shall become a Participant on the January 1 or July 1 following the later of his first year of Continuous Service or the Acquisition Date. For purposes hereof, an Ameritrust Transferee’s Continuous Service shall include the period of service such individual was employed by Ameritrust beginning on his date of hire and ending May 14, 1992.

Vesting Service

C3.1	Vesting Service. Each Ameritrust Transferee shall be credited with Vesting Service under the Plan equal to his Continuous Service. For purposes hereof, an Ameritrust Transferee’s Continuous Service shall include the period of service such individual was employed by Ameritrust beginning on his date of hire and ending May 14, 1992.

Benefit Service

C4.1	Benefit Service. Each Ameritrust Transferee shall be credited with Benefit Service under the Plan equal to his Continuous Service. For purposes hereof, an Ameritrust Transferee’s Continuous Service shall commence as of the Acquisition Date and shall not include the period of service such individual was employed by Ameritrust before the Acquisition Date.

Retirement Benefit

C5.1	Retirement Benefit. For purposes of calculating an Ameritrust Transferee’s Retirement Benefit under the applicable provisions of Sections 4.3 through 4.6, Average Annual Earnings as defined in the Plan shall recognize compensation received by the Ameritrust Transferee on and after the Acquisition Date only.

Appendix D

SPECIAL PROVISIONS AFFECTING TRANSFERRED TRANSOHIO EMPLOYEES

This Appendix D sets forth special plan provisions with respect to TransOhio employees who were transferred to employment with the Bank on September 17, 1994 in connection with the acquisition by the Bank of four branches of TransOhio Federal Savings Bank. The provisions of this Appendix D supercedes the provisions of the Plan as set forth below:

Definitions

D1.1	“TransOhio Transferee” shall mean any person who was employed by TransOhio Federal Savings Bank (“TransOhio”) on September 16, 1994 and who transferred employment to the Bank on September 17, 1994.

D1.2	“Acquisition Date” shall mean September 17, 1994.

Participation

D2.1	Eligibility to Participate. Each TransOhio Transferee shall become a Participant on the January 1 or July 1 following the later of his first year of Continuous Service or the Acquisition Date. For purposes hereof, a TransOhio Transferee’s Continuous Service shall include the period of service such individual was employed by TransOhio beginning on his date of hire and ending September 16, 1994.

Vesting Service

D3.1	Vesting Service. Each TransOhio Transferee shall be credited with Vesting Service under the Plan equal to his Continuous Service. For purposes hereof, a TransOhio Transferee’s Continuous Service shall include the period of service such individual was employed by TransOhio beginning on his date of hire and ending September 16, 1994.

Benefit Service

D4.1	Benefit Service. Each TransOhio Transferee shall be credited with Benefit Service under the Plan equal to his Continuous Service. For purposes hereof, a TransOhio Transferee’s Continuous Service shall commence as of the Acquisition Date and shall not include the period of service such individual was employed by TransOhio before the Acquisition Date.

Retirement Benefit

D5.1	Retirement Benefit. For purposes of calculating a TransOhio Transferee’s Retirement Benefit under the applicable provisions of Sections 4.3 through 4.6, Average Annual Earnings as defined in the Plan shall recognize compensation received by the TransOhio Transferee on and after the Acquisition Date only.

Exhibit A

RESOLUTION FOR THE

BOARD OF DIRECTORS OF

STOUFFER-HERZOG INSURANCE AGENCY. INC.

WHEREAS, Stouffer-Herzog Insurance Agency, Inc. (the “Company”) operates as a Second Bancorp subsidiary and an affiliate of Second Bancorp’s banking subsidiary, Second National Bank of Warren (the “Bank”);

WHEREAS, the Bank maintains the following defined benefit pension plan for the benefit of its eligible employees:

The Employees Retirement Plan of the Second National Bank of Warren

(hereinafter the “Retirement Plan”);

WHEREAS, in order to maintain its tax qualified status, the Retirement Plan has been amended and restated to include all statutory and regulatory requirements of the Small Business Job Protection Act, Uniformed Services Employment and Reemployment Rights Act, General Agreement on Tariffs and Trades, and the Taxpayer Relief Act of 1997, as well as the Economic Growth and Tax Relief Reconciliation Act of 2001;

WHEREAS, the Bank continues to maintain such amended and restated Retirement Plan for the benefit of its eligible employees;

WHEREAS, the Company has determined it is in its best interest to adopt the Retirement Plan for its eligible employees.

NOW, THEREFORE, BE IT RESOLVED, that the Company hereby adopts the amended and restated Retirement Plan effective as of September 4, 2002 in substantially the same form as Exhibit A attached hereto.

FURTHER, RESOLVED, that the executive officers of the Company, be and hereby are, authorized and directed to take any and all actions that they may, in its discretion, determine necessary or desirable in effecting the foregoing resolution.

AMENDMENT NO. 1

TO

THE EMPLOYEES RETIREMENT PLAN

OF THE SECOND NATIONAL BANK OF WARREN

(As Amended and Restated Effective as of January 1, 2000)

The Second National Bank of Warren hereby amends, effective July 1, 2002, The Employees Retirement Plan of the Second National Bank of Warren (the “Plan”), as amended and restated effective January 1, 2000, as hereinafter set forth. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

1.	Section 2.33(b) is amended and restated in its entirety as follows:

A leave of absence of an Employee which is approved by the Employer, in which case the Severance from Service Date shall be advanced to the second anniversary of the Employee’s initial date of such leave of absence or if such leave is by reason of the Employee’s Total and Permanent Disability, the Severance from Service Date shall be advanced to the second anniversary of the date that disability under the Social Security Act is established.

2.	Section 2.50 is added to the Plan as follows:

2.50	“Total and Permanent Disability” means a physical or mental condition that results in the Participant’s Termination of Employment and entitles the Participant to receive disability benefits under the Social Security Act, except disabilities resulting from: services in the armed forces, engaging in felonious activities, intentionally self-inflicted injury or chronic alcohol or substance abuse.

3.	Section 3.8 is amended and restated in it entirety as follows:

3.8	Severance From Service Date

A Severance From Service Date shall not be deemed to have occurred where an Employee is or has been absent from his employment either with or without pay:

(a)	due to an Approved Leave, provided the Employee resumes his employment promptly on termination of such leave. The decision of the Bank on all questions of leaves of absence shall be final and conclusive;

(b)

due to a temporary lay-off, not exceeding six months, resulting from a reduction in the workforce, provided the Employee so temporarily laid-off reports for employment within fifteen days after a request by the Bank to return has been mailed to the Employee, addressed to him at his address as the same appears on the Bank’s records;

(c)	service in the Armed Forces of the United States including the Merchant Marine to the extent he retains re-employment rights with the Bank by law;

(d)	should an Employee fail to report for employment within the time specified in subparagraphs (a) and (b) above, the date of Termination of Employment shall be deemed to be the day on which such Employee first began his leave of absence or lay-off, as the case may be. Notwithstanding any provision herein to the contrary, the Severance from Service Date for an Employee taking an Approved Leave under subparagraph (a) above shall occur on the second anniversary of the Employee’s initial date of such Approved Leave. Should an Employee fail to report for employment within the time specified in subparagraph (c) above or should he take employment elsewhere following military service before resuming employment with the Bank, the date of Termination of Employment shall be deemed to be the day he ceased work. Should the Bank fail to recall an Employee who is on temporary lay-off, the date of Termination of Employment shall be deemed to have occurred as of the date such Employee was temporarily laid off.

4.	Section 3.11 is added to the plan as follows:

3.11	Eligibility for a Disability Retirement Benefit

A Participant who incurs a Total and Permanent Disability shall be eligible to commence receiving a Disability Retirement Benefit in the amount and manner determined under Section 4.9.

5.	Section 4.9 is added to the Plan as follows:

4.9	Disability Retirement Benefit

The amount of the Disability Retirement Benefit shall be the amount determined under Section 4.3 as of the date that a Participant incurs a Termination of Employment due to Total and Permanent Disability. The Disability Retirement Benefits shall be payable to the Participant meeting the eligibility requirements of Section 2.50 24 months following the month in which the Participant is determined to be Totally and Permanently Disabled under the Social Security Act. Unless the Participant elects an optional form of payment as provided in Section 6.2, payment of the Disability Retirement Benefit shall be made in the automatic form of payment under Section 6.1; provided, however, that in determining the Actuarial Equivalent value of the

50% joint and survivor benefit, the actual ages of the Participant and Spouse at the time of commencement of such benefit shall be used.

Payment of the Disability Retirement Benefit shall cease on the first day of the month immediately following (a), (b) or (c) below, whichever is the earliest to occur:

(a)	the date that a Participant recovers from and is no longer subject to a Total and Permanent Disability;

(b)	the Participants Normal Retirement Date;

(c)	the date of the Participant’s death.

Upon cessation of the Disability Retirement Benefit, the Participant shall be eligible to receive the early or deferred vested benefit which he had earned prior to the inception of his Total and Permanent Disability. If a Participant again becomes an Eligible Employee of an Employer after his Total and Permanent Disability ceases, at his subsequent Termination of Employment, he shall be eligible to receive such benefit for which he becomes eligible considering his Vesting Service and Benefit Service prior to and after his Total and Permanent Disability, and based upon his age and Average Annual Earnings at the time of such subsequent Termination of Employment.

6.	Effective October 26, 2001 a new Appendix E shall be added to the Plan to provide as follows:

APPENDIX E

SPECIAL PROVISIONS AFFECTING

TRANSFERRED COMMERCE EXCHANGE EMPLOYEES

This Appendix E sets forth special plan provisions with respect to Commerce Exchange Employees who were transferred to employment with the Bank on October 26, 2001 in connection with the acquisition by the Bank of Commerce Exchange Bank. The provisions of this Appendix E supercedes the provisions of the Plan as set forth below:

Definitions

E1.1	“Commerce Exchange Transferee” shall mean any person who was employed by Commerce Exchange Bank on October 25, 2001 and who transferred to the Bank on October 26, 2001.

E1.2	“Acquisition Date” shall mean October 26, 2001.

Participation

E2.1	Eligibility to Participate. Each Commerce Exchange Transferee shall become a Participant on the January 1 or July 1 following one year of Continuous Service. For purpose hereof, a Commerce Exchange Transferee’s Continuous Service shall commence as of the Acquisition Date.

Vesting

E3.1	Vesting Service. Each Commerce Exchange Transferee shall be credited with Vesting Service under the Plan equal to his Continuous Service shall commence as of the Acquisition Date.

Benefits Service

E4.1	Benefit Service. Each Commerce Exchange Transferee shall be credited with Benefit Service under the Plan equal to his Continuous Service. For purposes hereof, a Commerce Exchange Transferee’s Continuous Service shall commence as of the Acquisition Date.

Retirement Benefit

E5.1	Retirement Benefit. For purposes of calculating Commerce Exchange Transferee’s Retirement Benefit under the applicable provisions of Section 4.3 through 4.6, Average Annual Earnings as defined in the Plan shall recognize compensation received by the Commerce Exchange Transferee on and after the Acquisition Date only.

7.	Effective July 1, 2001, a new Appendix F shall be added to the Plan to incorporate the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 as follows:

APPENDIX F

This Appendix F to the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). The provisions contained in this Appendix F are intended to serve as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the provisions of this Appendix F shall be effective as of the first day of the first Plan Year beginning after December 31, 2001 and shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Appendix F.

1.	Limitations on Contributions

(a)	Effective for limitation years ending after December 31, 2001, benefit increases resulting from the increase in the limitations of Code Section 415(b) will be provided to all employees participating in the Plan who have one Hour of Service on or after the first day of the first limitation year ending after December 31, 2001.

(b)	The “Defined Benefit Dollar Limitation” is $160,000 as adjusted, effective January 1 of each year under Code Section 415(d), in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Code Section 415(d) will apply to limitation years ending with or within the calendar year for which the adjustment applies.

The maximum permissible benefit is the lesser of the Defined Benefit Dollar Limitation or the defined benefit compensation limit as set forth in Code Section 415(b) (both adjusted where required, as provided in (i) and, if applicable, in (ii) and (iii) below.

(i)	If the Participant has fewer than 10 years of participation in the Plan, the Defined Benefit Dollar Limitation shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of participation in the Plan and the denominator of which is 10. In the case of a Participant who has fewer than 10 years of service with the employer, the defined benefit compensation limitation shall be multiplied by a fraction the numerator of which is the number of years (or part thereof) of service with the employer and the denominator of which is 10.

(ii)

If the benefit of a Participant begins prior to age 62, the Defined Benefit Dollar Limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the Defined Benefit Dollar Limitation applicable to the Participant at age 62 (adjusted under (i) above, if required). The Defined Benefit Dollar Limitation applicable at an age prior to age 62 is determined as the lesser of the actuarial equivalent (at such age) of the Defined Benefit Dollar Limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 5.1 of the Plan or the actuarial equivalent (at such age) of the Defined Benefit Dollar Limitation computed using a 5 percent interest rate and the applicable mortality table as defined in Section 5.1 of the Plan. Any decrease in the Defined Benefit Dollar Limitation determined in accordance with this paragraph (b) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(iii)	If the benefit of a Participant begins after the Participant attains age 65, the Defined Benefit Dollar Limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the Defined Benefit Dollar Limitation applicable to the Participant at age 65 (adjusted under (i) above, if required). The actuarial equivalent of the Defined Benefit Dollar Limitation applicable at any age after age 65 is determined as the lesser of the actuarial equivalent (at such age) of the Defined Benefit Dollar Limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 5.1 of the Plan and the actuarial equivalent (at such age) of the Defined Benefit Dollar Limitation computed using a 5 percent interest rate assumption and the applicable mortality table as defined in Section 5.1 of the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

(c)	For purposes of applying the defined benefit compensation limit, a multiemployer plan shall not be combined or aggregated with the Plan.

2.	Increase in Compensation Limit

The annual compensation of each participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001 shall not exceed $200,000 (as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B) and such cost-of-living adjustments in effect for a calendar year shall apply to the annual compensation for the determination period that begins with or within such calendar year). Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period).

For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, the maximum compensation that may be taken into account for any prior determination period shall be $150,000 for any determination period beginning in 1996 or earlier; $160,000 for any determination period beginning in 1997, 1998 or 1999; and $170,000 for any determination period beginning in 2000 or 2001.

3.	Modification of Top-Heavy Rules

This Section 3 of Appendix F amends Article VII of the Plan and applies for purposes of determining whether the Plan is a top-heavy plan, under Code Section 416(g) for Plan Years beginning after December 31, 2001, and satisfies the minimum benefits requirements of Code Section 416(c) for such years.

(a)	Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(b)	The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting “5-year period” for “1-year period”. However, the accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

(c)	For purposes of satisfying the minimum benefit requirements of the Plan and Code Section 416(c)(1), in determining years of service with the employer, any service with the employer shall be disregarded to the extent that such service occurs during a Plan Year when the plan does not benefit (within the meaning of Code Section 410(b)) a key employee or former key employee.

4.	Direct Rollover of Plan Distributions

For purposes of the direct rollover provisions in Section 2.20 of the Plan and with respect to distributions made after December 31, 2001, an Eligible

Retirement Plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state. or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414 (_).

In addition, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

8.	Effective September 1, 2002 the following shall be added after the last sentence of Section 4.8 of the Plan:

For annuity starting dates on or after December 31, 2002, the “Applicable Mortality Table” shall be the applicable mortality table promulgated by the Internal Revenue Service under Code Section 417(c)(3)(ii)(I).

9.	Effective on and after January 1, 2003, Section 6.4(c), (d), (e) and (f) shall be deleted in their entirety and the following shall be inserted in lieu thereof:

(c)	Notwithstanding any inconsistent provision of the Plan and effective January 1, 2003, all distributions under the Plan shall be made in accordance with Code Section 401(a)(9), including the incidental death benefit requirement of Code Section 401(a)(9)(G), and Treasury Regulations Sections 1.401(a)(9)-1 through 1.401(a)(9)-9. Specifically, distribution of the Participant’s interest shall:

(i)	be completed no later than the Required Beginning Date; or

(ii)	commence not later than the Required Beginning Date with distribution to the Participant made over the life of the Participant or joint lives of the Participant and a designate beneficiary or a period not longer than the life of the Participant or joint lives of the Participant and a designated beneficiary.

For purposes of this Section 6.4, Recurred Beginning Date shall mean April_ of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2 or the calendar year in which the Participant retires, provided, however, if the Participant is a five-percent owner as defined in Code Section 416), the Required Beginning Date shall be April_ of the calendar year following the calendar year in which the Participant attains age 70-1/2, regardless of the date that the five-percent owner retires.

(d)	In the event that a Participant dies prior to the date that distribution commences:

(i)	any portion of the Participant interest that is not payable to a designated beneficiary shall be distributed by the end of the calendar year in which includes the fifth anniversary of the date of the Participant’s death; and

(ii)	any portion of the Participant’s interest that is payable to a designated beneficiary shall be distributed in accordance with subsection (i) above or over the life of the designated beneficiary (or over a period not extending beyond the life expectancy of the beneficiary), commencing not later than the end of the calendar year following the calendar year of the Participant’s death or, of the beneficiary is the Participant’s surviving spouse, commencing by the last day of the later of the calendar year in which the Participant would have attained age 70-1/2 or the calendar year following the calendar year which includes the date of the Participant’s death.

Executed on this 31st day of December, 2002.

The Second National Bank of Warren

By:
Its:	Vice President

AMENDMENT NO. 2 TO

THE EMPLOYEES RETIREMENT PLAN

OF THE SECOND NATIONAL BANK OF WARREN

(As Amended and Restated Effective as of January 1, 2000)

The Second National Bank of Warren hereby amends, effective as of the dates indicated herein, The Employees Retirement Plan of the Second National Bank of Warren (the “Plan”), as amended and restated effective January 1, 2000, as hereinafter set forth. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

1.	Effective December 31, 2002, 4.8(c) of the Plan is amended and restated in its entirety as follows.

(c)	For purposes of determining whether the present value of:

(i)	a Participant’s vested Accrued Benefit

(ii)	a qualified joint and survivor annuity, within the meaning of Code Section 417(b); or

(iii)	a qualified pre-retirement survivor annuity within the meaning of Code Section 417(c)(1)

for periods on and after December 31, 2002, mortality shall be based on the “applicable mortality table” as defined in Code Section 417(e)(3)(A)(ii)(I) and the “applicable interest rate” as defined in Code Section 417(e)(3)(A)(ii)(II), for the second month preceding the beginning of the Plan Year in which the lump sum payment is made.

2.	Effective January 1, 2003, Sections 6.4(c), (d), (e) and (f) of the Plan shall be deleted in their entirety and the following shall be inserted in lien thereof:

(c)	Notwithstanding any inconsistent provision of the Plan and effective January 1, 2003, all distributions under the Plan shall be made in accordance with Code Section 401(a)(9), including the incidental death benefit requirement of Code Section 401(a)(9)(G), and Treasury Regulations Sections 1.401(a)(9)-1 through 1.401(a)(9)-9. Specifically, distribution of the Participant’s interest shall:

(i)	be completed no later than the Required Beginning Date; or

(ii)	commence not later than the Required Beginning Date with distribution to the Participant made over the life of the Participant or joint lives of the Participant and a designated beneficiary or a period not longer than the life expectancy of the Participant or life expectancy of the Participant and a designated beneficiary.

For purposes of this Section 6.4 Required Beginning Date shall mean April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2 of the calendar year in which the Participant retires.

(d)	In the event that a Participant dies prior to the date that distribution of his Retirement Benefit commences:

(i)	any portion of the Participant’s interest that is not payable to a designated beneficiary shall be distributed not later than the end of the calendar year which includes the fifth anniversary of the date of the Participant’s death; and

(ii)	any portion of the Participant’s interest that is payable to a designated beneficiary shall be distributed in accordance with subsection (i) above or over the life of the designated beneficiary (or over a period not extending beyond the life expectancy of the beneficiary), commencing not later than the end of the calendar year following the calendar year of the Participant’s death or, if the beneficiary is the Participant’s surviving spouse, commencing not later than the last day of the later of the calendar year in which the Participant would have attained age 70-1/2 or the calendar year following the calendar year which includes the date of the Participant’s death.

(c)	If the Participant dies after distribution of his Retirement Benefit has commenced, the remaining portion of such retirement benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

3.	Effective December 31, 2001, Section 11.10 of the Plan shall be deleted in its entirety, and the following shall be inserted in lieu thereof:

11.10	Economic Growth and Tax Relief Reconciliation Act of 2001.

Notwithstanding any provision of the Plan to the contrary, the provisions related to the Economic Growth and Tax Relief Reconciliation Act of 2001 shall apply as provided in Exhibit I.

4.	Effective January 1, 1998, Section 11.13 shall be added to the Plan as follows:

11.13	Contributions to Cafeteria Plan

This Section 11.13 shall apply to Plan Years and limitation years beginning on and after January 1, 1998. For purposes of the definition of earnings in Section 2.18, Statutory Compensation as used in Section 2.43,

2

compensations as used in Section 5.1, and Annual Compensation as used in Article VII amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage . An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

5.	Effective December 31, 2001, Exhibit I shall be added to the Plan as follows:

EXHIBIT I

This Exhibit I to the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). The provisions contained in this Exhibit I are intended to serve as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the provisions of this Exhibit I shall be effective as of the final day of the first Plan Year beginning after December 31, 2001 and shall supersede the provisions of the plan to the extent these provisions are inconsistent with the provisions of this Exhibit I.

1.	Limitations on Contributions

(a)	Effective for limitation years ending after December 31, 2001, benefit increases resulting from the increase in the limitations of Code Section 415(b) will be provided to all employees participating in the Plan who have one Hour of Service on or after the first day of the first limitation year ending after December 31, 2001.

(b)	The “Defined Benefit Dollar Limitation” is $160,000 as adjusted, effective January 1 of each year under Code Section 415(d), in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Code Section 415(d) will apply to limitation years ending with or within the calendar year for which the adjustment applies.

The maximum permissible benefit is the lesser of the Defined Benefit Dollar Limitation or the defined benefit compensation limit as set forth in Code Section 415(b) (both adjusted where required, as provided in (i) and, if applicable, in (ii) or (iii) below).

(i)	If the Participant has fewer than 10 years of participation in the Plan, the Defined Benefit Dollar Limitation shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of participation in the Plan and the denominator of which is 10. In the case of a Participant who has fewer than 10 years of service with the employer, the defined benefit compensation limitation shall be multiplied by a fraction the numerator of which is the number of years (or part thereof) of service with the employer and the denominator of which is 10.

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(ii)	If the benefit of a Participant begins prior to age 62, the Defined Benefit Dollar Limitation applicable to the Participant at such earlier age in an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the Defined Benefit Dollar Limitation applicable to the Participant at age 62 (adjusted under (i) above, if required). The Defined Benefit Dollar Limitation applicable at an age prior to age 62 is determined as the lesser of the actuarial equivalent (at such age) of the Defined Benefit Dollar Limitation computed using the interest rate and mortality table (or other tabular factor) specified in the Plan or the actuarial equivalent (at such age ) of the Defined Benefit Dollar Limitation computed using a 5 percent interest rate and the applicable mortality table as defined in the Plan. Any decrease in the Defined Benefit Dollar Limitation determined in accordance with this paragraph (b) shall not reflect a mortality decrement if benefits are not forfeited upon death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(iii)	If the benefit of a Participant begins after the Participant attains age 65, the Defined Benefit Dollar Limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the Defined Benefit Dollar Limitation applicable to the Participant at age 65 (adjusted under (i) above, if required). The actuarial equivalent of the Defined Benefit Dollar Limitation applicable at an age after age 65 is determined as the lesser of the actuarial equivalent (at such age) of the Defined Benefit Dollar Limitation computed using the interest rate mortality table (or other tabular factory) specified in the Plan and the actuarial equivalent (at such age) of the Defined Benefit Dollar Limitation computed using a 5 percent interest rate assumption and the applicable mortality table as defined in the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

(c)	For the purposes of applying the defined benefit compensation limit, a multiemployer plan shall not be combined or aggregated with the Plan.

2.	Increase in Compensation Limit

The annual compensation of each participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001 shall not exceed $200,000 (as adjusted for cost of living increases in accordance with Code Section 401(a)(17)(B) and such cost-of-living adjustment in effect for a calendar year shall apply to the annual compensation for the determination period that begins with or within such calendar year). Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period).

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For purposes of determining benefit accruals in a Plan Year beginning after December 31, 1993. Compensation for any prior determination period shall be $1,50,000 for any determination period beginning in 1994, 1995 or 1996, $1,60,000 for any determination period beginning in 1997, 1998 or 1999, and $170,000 for any determination period beginning in 2000 or 2001.

3.	Modification of Top-Heavy Rules

This Section 3 of Exhibit I amends Section 7.1 of the Plan and applies for purposes of determining whether the Plan is a top-heavy plan, under Code Section 416(g) for Plan Years beginning after December 31, 2001, and satisfies the minimum benefits requirements of Code Section 416(c) for such years.

(a)	Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $350,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(b)	The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period”. However, the accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

(c)	For purposes of satisfying the minimum benefit requirements of the Plan and Code Section 416(c)(1), in determining years of service with the employer, any service with the employer shall be disregarded to the extent that such service occurs during a Plan Year when the plan does not benefit (within the meaning of Code Section 410(b)) a key employee or former key employee.

4.	Direct Rollover of Plan Distributions

For purposes of the direct rollover provisions in Sections 2.20 and 2.21 of the Plan and with respect to distributions made after December 31, 2001, an Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b)

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and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

In addition, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However such portion may be paid only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible

Executed on this 31st day of December, 2002

The Second National Bank of Warren

By:
Its:	Vice President

6

AMENDMENT NO. 3

TO

THE EMPLOYEES RETIREMENT PLAN OF

THE SECOND NATIONAL BANK OF WARREN

WHEREAS, The Second National Bank of Warren (hereinafter referred to as the “Bank”) maintains The Employees Retirement Plan of The Second National Bank of Warren, as amended and restated effective January 1, 2000 and as most recently amended effective January 1, 2003 (hereinafter referred to as the “Plan”); and

WHEREAS, the Bank reserved the right in Article X of the Plan to amend said Plan; and

WHEREAS, the Bank desires to amend said Plan to clarify the payment of temporary disability benefits from the Plan;

NOW, THEREFORE, the Plan is amended effective January 1, 2003 in the following respect:

1.	The first paragraph of Section 4.9 is hereby amended as follows:

“The amount of the Disability Retirement Benefit shall be the amount determined under Section 4.3 (if the Participant has reached his Early Retirement Date under Section 3.6) or Section 4.5 (if the Participant has not reached his Early Retirement Date under Section 3.6), whichever is applicable, as of the date that a Participant incurs a Termination of Employment due to Total and Permanent Disability. The Disability Retirement Benefit shall be payable to the Participant meeting the eligibility requirements of Section 2.50 24 months following the month in which the Participant is determined to be Totally and Permanently Disabled under the Social Security Act. Payment of the Disability Retirement Benefit shall be made monthly in the form of payment under Section 6.1(a) without regard to the 120 monthly guaranteed payments until such time as the payment of Disability Retirement Benefits shall cease as provided in the following paragraph.”

IN WITNESS WHEREOF, the Bank has caused this Amendment No. 3 to the Plan to be executed by its duly authorized officer and its corporate seal to be affixed by its Secretary, on this 19 day of December, 2003, but to be effective January 1, 2003.

ATTEST:		THE SECOND NATIONAL BANK OF WARREN

By:		By:
Secretary

AMENDMENT NO. 4

TO

THE EMPLOYEES RETIREMENT PLAN OF

THE SECOND NATIONAL BANK OF WARREN

WHEREAS, The Second National Bank of Warren (hereinafter referred to as the “Bank”) maintains The Employees Retirement Plan of The Second National Bank of Warren, as amended and restated effective January 1, 2000 and as most recently amended effective January 1, 2003 (hereinafter referred to as the “Plan”); and

WHEREAS, the Bank reserved the right in Article X of the Plan to amend said Plan; and

WHEREAS, the Bank desires to amend said Plan to correct a scrivener’s error and clarify the calculation of retirement benefits from the Plan;

NOW, THEREFORE, the Plan is amended effective January 1, 2004 in the following respect:

1.	Section 4.3(a) is hereby amended as follows:

“(a)	Calculation. The annual Normal Retirement Benefit for a Participant who has attained the Normal Retirement Date shall be an amount equal to 1.5 percent of the Average Annual Earnings plus 0.6 percent of Average Annual Earnings in excess of $11,600, as indexed, multiplied by completed years of Benefit Service at date of retirement, not to exceed 25 years of Benefit Service. This $11,600 shall be increased or decreased by a percentage equal to the percentage increase or decrease in the Social Security Wage Base above or below $49,600 after January 1, 1989, rounded to the nearest $100.”

IN WITNESS WHEREOF, the Bank has caused this Amendment No. 4 to the Plan to be executed by its duly authorized officer and its corporate seal to be affixed by its Secretary, on this          day of                     , 2004 but to be effective January 1, 2004.

ATTEST:		THE SECOND NATIONAL BANK OF WARREN

By:		By:
Secretary

AMENDMENT NO. 5

TO

THE EMPLOYEES RETIREMENT PLAN OF

THE SECOND NATIONAL BANK OF WARREN

(As Amended and Restated Effective January 1, 2000)

WHEREAS, Sky Bank, successor by merger to The Second National Bank of Warren (hereinafter referred to as the “Bank”), maintains The Employees Retirement Plan of The Second National Bank of Warren, as amended and restated effective January 1, 2000 and as thereafter amended (hereinafter referred to as the “Plan”); and

WHEREAS, on July 1, 2004, The Second National Bank of Warren became a wholly-owned subsidiary of Sky Financial Group, Inc. (“SFG”) as a result of the July 1, 2004 merger of Second Bancorp Incorporated with and into SFG; and

WHEREAS, on July 2, 2004, The Second National Bank of Warren was merged with and into Sky Bank, a wholly-owned subsidiary of SFG; and

WHEREAS, the Bank and Sky (together, the “Company”) consider it desirable to further amend the Plan;

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.1 of the Plan, and by virtue of the authority delegated to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”) by resolution of SFG’s Board of Directors, the Plan, as previously amended, is hereby further amended in the following particulars:

1. By adding the following new Section 1.4 to the Plan, effective as of December 31, 2004:

“1.4	Plan Frozen.

Effective December 31, 2004, the Plan is frozen. For Plan Years beginning on and after January 1, 2005, no further benefits shall accrue under the Plan and no employees of the Bank who were not Participants in the Plan prior to that date may become Participants.”

2. By adding the following sentence at the end of Section 2.7, effective as of December 31, 2004:

“Notwithstanding the foregoing provisions of this Section 2.7, an Employee’s or Participant’s Average Annual Earnings will not take into account any Earnings after December 31, 2004.”

3. By adding the following sentence at the end of Section 2.8, effective as of July 2, 2004:

“On July 2, 2004, The Second National Bank of Warren was merged with and into Sky Bank, a wholly-owned subsidiary of Sky Financial Group, Inc., successor by merger to Second Bancorp Incorporated.”

4. By the amendment of Section 2.12 in its entirely, effective as of July 1, 2004, to provide as follows:

“2.12 “Committee” means the Sky Financial Group, Inc. Benefit Plans Committee.”

5. By the addition of the following sentence at the end of the second sentence of Section 2.18, effective as of December 31, 2004:

“Notwithstanding the foregoing, Earnings shall not include any amounts paid to an Employee by the Bank after December 31, 2004.”

6. By the amendment of Section 2.22 in its entirely, effective as of July 2, 2004, to provide as follows:

“2.22 “Employee” means any common law employee of the Bank or an Affiliated Company who was also an employee of The Second National Bank of Warren prior to July 2, 2004.”

7. By the addition of the following sentence at the end of Section 3.4(b), effective as of December 31, 2004:

“ Notwithstanding the foregoing, no Participant will be credited with Benefit Service with respect to his Continuous Service after December 31, 2004.”

8. By the addition of the following sentence at the end of Section 3.7, effective as of July 1, 2004:

“ Notwithstanding the foregoing, each Employee who is a Participant on July 1, 2004 shall have a fully vested interest in his Retirement Benefit.”

9. By the amendment of the last sentence of Section 4.3(a) in its entirely, effective as of December 31, 2004, to provide as follows:

“ This $11,600 shall be increased or decreased by a percentage equal to the percentage increase or decrease in the Social Security

Wage Base above or below $49,600 after January 1, 1989 and prior to January 1, 2005, rounded to the nearest $100.”

10. By the amendment of Article IX, effective as of July 1, 2004, to delete “Retirement Policy” before “Committee” wherever the term “Retirement Policy Committee” appears.

11. By the amendment of the first and only sentence of Section 9.3 in its entirety, effective as of July 1, 2004, to provide as follows:

“Actions, meetings and minutes of the Committee shall be consistent with the Committee’s charter.”

12. By adding the following new Section 9.14 to the Plan, effective as of July 1, 2004:

“9.14	Plan Administrator.

Effective July 1, 2004, the Sky Financial Group, Inc. Benefit Plans Committee shall be the Plan Administrator of this Plan. The Sky Financial Group, Inc. Benefit Plans Committee shall be considered the Fiduciary of the Plan and its agent for service of legal process.”

13. By adding the following to the Plan as a new Article XII, immediately following Article XI thereof, effective as of December 31, 2004:

“ARTICLE XII

PLAN FROZEN

18.01	Plan Frozen.

The Bank has frozen the Plan effective December 31, 2004. For Plan Years beginning on and after January 1, 2005, the Plan will operate on a frozen basis. Notwithstanding any provisions of the Plan to the contrary, the following provisions shall apply:

(a)	No employees of the Bank who were not Participants in the Plan prior to January 1, 2005, will be eligible to become Participants after that date.

(b)	No further benefits will accrue on behalf of any Participant under the Plan for any period after December 31, 2004. No earnings or service earned after December 31, 2004 shall be counted for any purpose of the Plan.

(c)	The Plan shall continue in effect on and after December 31, 2004, subject to the Bank’s right to amend or terminate the Plan under Article IX. To the extent not inconsistent with the provisions of this Article XII, all provisions of the Plan shall continue to apply.”

* * * *

IN WITNESS WHEREOF, the Committee has caused the foregoing amendment to be executed by an officer duly authorized this 13th day of July, 2004.

SKY FINANCIAL GROUP, INC. BENEFIT PLANS COMMITTEE

By:
Its:	Chief Human Resources Officer